Exhibit 4.3

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SALE AND PURCHASE AGREEMENT

June 14, 2002

among

IMPERIAL CHEMICAL INDUSTRIES PLC

ICI AMERICAS INC.

ICI ALTA INC.

ICI FINANCE PLC

BNAC, INC.

and

CSFB GLOBAL OPPORTUNITIES PARTNERS, L.P.

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TABLE OF CONTENTS

Page

ARTICLE 1
DEFINITIONS

Section 1.01.	Definitions	2

ARTICLE 2
PURCHASE AND SALE OF B NOTES AND ALTA INTEREST

ARTICLE 3
SPECIAL ARRANGEMENTS

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE ICI PARTIES

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF ICI FINANCE

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ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF ICI AMERICAS AND ICI ALTA

ARTICLE 7
REPRESENTATIONS AND WARRANTIES OF THE GOF PARTIES

ARTICLE 8
ICI PARENT GUARANTEE

ARTICLE 9
AFFIRMATIVE AND NEGATIVE COVENANTS OF THE ICI PARTIES

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ARTICLE 10
COVENANTS OF THE ICI PARTIES AND THE BUYER

ARTICLE 11
TAX MATTERS

ARTICLE 12
TRIGGER EVENTS

Section 12.01.	Trigger Events	49

ARTICLE 13
SURVIVAL; INDEMNIFICATION; SPECIAL INDEMNIFICATION

ARTICLE 14
MISCELLANEOUS

Section 14.01.	Notices	55

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     SALE AND PURCHASE AGREEMENT dated as of June 14, 2002, by and among Imperial Chemical Industries PLC, a company incorporated in England and Wales with registered number 218019 (“ICI Parent”), ICI Americas Inc., a Delaware corporation (“ICI Americas”), ICI Alta Inc., a Delaware corporation (“ICI Alta”), ICI Finance PLC, a company incorporated in England and Wales with registered number 45690 (“ICI Finance” and, together with ICI Parent, ICI Americas and ICI Alta, the “ICI Parties”), BNAC, Inc., a Delaware corporation (the “Buyer”), and CSFB Global Opportunities Partners, L.P., a Delaware limited partnership (“GOF” and, together with the Buyer, the “GOF Parties”).

W I T N E S S E T H :

     WHEREAS ICI Americas is the record and beneficial owner as of the date hereof of all of the issued and outstanding capital stock of ICI Alta (the “Alta Interest”);

     WHEREAS ICI Alta is the record and beneficial owner as of the date hereof of 300 Units of Huntsman International Holdings LLC, a Delaware limited partnership (“HIH”), representing 30 per cent of the issued and outstanding Units of HIH (the “HIH Interest”);

     WHEREAS ICI Finance is the record and beneficial owner of all of the 8% Senior Subordinated Reset Discount Notes due 2009 (the “B Notes”) issued by HIH pursuant to the Amended and Restated Indenture dated as of November 17, 2000, between HIH and Bank One, N.A., as amended by the Amended and Restated Indenture dated as of December 20, 2001 (the “B Note Indenture”);

     WHEREAS GOF is the record and beneficial owner as of the date hereof of all of the issued and outstanding capital stock of the Buyer;

     WHEREAS (a) ICI Americas desires to sell to the Buyer, and the Buyer desires to purchase from ICI Americas, the Alta Interest, and (b) ICI Finance desires to sell to the Buyer, and the Buyer desires to purchase from ICI Finance, the B Notes, in each case, all pursuant to the terms and subject to the conditions set forth in this Agreement;

     WHEREAS ICI Parent, ICI Alta and Huntsman Specialty Chemicals Corporation, a Delaware corporation (“HSCC”), are parties to the Membership Interest Option Agreement dated as of November 2, 2000, as amended and restated by and executed pursuant to an agreement dated as of December 20, 2001 (the “MIOA”), relating to, among other things, certain obligations of HSCC to purchase the HIH Interest from ICI Alta, all pursuant to the terms and subject to the conditions set forth therein;

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     WHEREAS simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of the ICI Parties to enter into this Agreement and the transactions contemplated hereby, ICI Americas, ICI Finance and the Buyer are entering into a pledge agreement (the “Pledge Agreement”) in the form attached as Exhibit A hereto, pursuant to which the Buyer, among other things, is granting to ICI Americas and ICI Finance a valid perfected first priority security interest in the Collateral, all pursuant to the terms and subject to the conditions set forth in the Pledge Agreement; and

     WHEREAS the ICI Parties and the GOF Parties desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe certain conditions to the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1
DEFINITIONS

     Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that neither HIH nor any Subsidiary of HIH shall be considered an Affiliate of any of the ICI Parties or of the GOF Parties.

     “Alta Interest FMV” means (a) the value of the Alta Interest determined in connection with one or more Third Party Sales pursuant to Section 3.02(c), (b) the fair market value in U.S. dollars of the Alta Interest which would reasonably be expected to be obtained as at the Valuation Date (subject to Section 3.02(d)) in an open market sale on arm’s length terms to a Person who is not an Affiliate of ICI Americas, ICI Alta, the GOF Parties or HSCC, having regard to all relevant factors but no irrelevant factors, as certified by the Expert in accordance with clause 5 of Schedule 1 hereto, or (c) the fair market value of the Alta Interest as agreed between the Buyer and ICI Americas pursuant to Section 3.02(f).

     “Board of Directors” means, as to any Person, the board of directors, or any authorized committee thereof, of a corporation, or the board of managers, or any authorized committee thereof, of a limited liability company.

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     “Business Day” means any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close.

     “Buyer Allocated Matters” means any liability or obligation resulting from, or which would reasonably be likely to result from, any consents obtained or any actions taken, or the failure to obtain any consents or take any actions, in connection with this Agreement or the Note Security Documents or transactions contemplated hereby or thereby (including, without limitation, pursuant to the HIH LLC Agreement) from or by (a) Huntsman Corporation or any of its Affiliates, (b) any of the HIH Private Equity Investors or (c) any lenders to or other creditors of Huntsman Corporation or any of its Affiliates.

     “Buyer Disclosure Schedule” means the disclosure schedule delivered by the Buyer to the ICI Parties on or prior to the date hereof.

     “Change of Control of Newco” means, at any time following the formation of Newco, the GOF Parties and the Huntsman Group, taken together, ceasing to (a) own, directly or indirectly, beneficially or of record, shares, limited liability company interests or other equity interests, as the case may be, representing more than 50 per cent of the issued and outstanding capital stock, limited liability company interests or other equity interests, as the case may be, of Newco and (b) have the power, directly or indirectly, to vote or direct the voting of securities having at least a majority of the ordinary voting power for the election of directors (or the equivalent thereof) of Newco.

     “Collateral” has the meaning assigned to such term in the Pledge Agreement.

     “Competition Authority” means any relevant government, governmental, national, supranational, competition or antitrust body or other authority, in any jurisdiction, which is responsible for applying merger control or other competition or antitrust legislation in such jurisdictions.

     “Confidentiality Agreement” means the Confidentiality Agreement dated as of April 29, 2002, by and between GOF and ICI Parent.

     “Event of Special Indemnification” means (a) a circumstance under which the Buyer is ready, willing and able to consummate the Final Closing, including that the Buyer shall have had at that time immediately available funds in an amount sufficient to make all payments required to be made at the Final Closing, and (b) (i) ICI fails (other than by reason of any matter beyond the reasonable control of the ICI Parties) to consummate the Final Closing (including, without limitation, the failure to deliver to the Buyer certificates representing the Alta Interest, free and clear of any Liens), or (ii) there shall have occurred an ICI Material Covenant Breach.

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     “Expert” has the meaning assigned to such term in clause 1 of Schedule 1 hereto.

     “Fully Diluted” means, with respect to the capital stock of any Person, all outstanding shares of capital stock and all shares of capital stock directly or indirectly issuable in respect of securities convertible into or exchangeable or exercisable for such shares of capital stock, all stock appreciation rights, options, warrants and other rights to purchase or subscribe for such capital stock or securities convertible into or exchangeable or exercisable for such capital stock.

     “GAAP” means generally accepted accounting principles in the United States applied on a consistent basis.

     “Governmental Entity” means any Competition Authority and any other domestic or foreign court, administrative or regulatory agency or commission or other governmental authority or instrumentality.

     “HI” means Huntsman International LLC, a Delaware limited liability company.

     “HIH B Note Covenant Letter” means the letter agreement dated as of December 20, 2001 by and between HSCC and ICI Alta pursuant to which, among other things, HSCC granted certain covenants for the benefit of ICI Alta.

     “HIH Group” means HIH and any Subsidiaries of HIH from time to time.

     “HIH Group Member” means any member of the HIH Group.

     “HIH LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of HIH dated as of December 20, 2001, among HSCC, ICI Alta and the HIH Private Equity Investors.

     “HIH Private Equity Investors” means DB Capital Investors, L.P., JP Morgan Partners (BHCA), L.P., GS Mezzanine Partners, L.P. and GSMP (HICI), Inc.

     “HIH Private Sale Letter Agreement” means the letter agreement dated as of December 20, 2001 by and between HIH and ICI Finance pursuant to which, among other things, HIH has agreed to make certain representations, warranties and indemnities for the benefit of a potential purchaser of the B Notes.

     “HIH Registration Rights Agreement” means the Registration Rights Agreement dated as of June 30, 1999 by and between HIH and ICI Finance, as amended by the HIH Private Sale Letter Agreement.

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     “HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     “Huntsman Corporation” means Huntsman Corporation, a Utah corporation.

     “Huntsman Family” means, collectively, Jon M. Huntsman, his spouse, sibling and direct descendants, and their respective spouses so long as they remain spouses, and any trust for the benefit of any of the foregoing.

     “Huntsman Group” means the Huntsman Family, Huntsman Corporation and the Subsidiaries of Huntsman Corporation from time to time.

     “ICI Bank Account” means (a) Barclays Bank, New York, Swift Code: BARCUS33, ABA # 026002574, Account Number: 83204355, Account Name: Barclays Bank, 68 Knightsbridge, London (for the account of ICI Finance) or (b) such other account of ICI Finance with a bank in New York City as may be designated by at least three Business Days’ prior notice in writing by ICI Finance to the Buyer.

     “ICI Disclosure Schedule” means the disclosure schedule delivered by the ICI Parties to the Buyer on or prior to the date hereof.

     “ICI Material Covenant Breach” means any breach by ICI Alta or ICI Americas, as the case may be, of any of the covenants or agreements set forth in Article 9, Article 10 or Article 14 which has resulted, or would reasonably be expected to result, individually or in the aggregate, in liabilities or obligations of ICI Alta in an amount equal to or exceeding $25,000,000, after taking into account any remedy, cure or mitigation of such liabilities or obligations of ICI Alta by the ICI Parties.

     “ICI’s Knowledge” means, with respect to any ICI Party, the actual knowledge of (a) the individuals whose names are set forth under the name of such ICI Party in Section 1.01(a) of the ICI Disclosure Schedule (to the extent that such knowledge is obtained while they are employed by or affiliated with ICI Parent or any of its Subsidiaries) and (b) any of the individuals from time to time employed in or holding the positions set forth under the name of such ICI Party in Section 1.01(a) of the ICI Disclosure Schedule. The term “ICI’s Knowledge” shall be deemed to include any information of which such individual has received notice in writing or in electronic form.

     “Indebtedness” of any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person (other than in the nature of trade accounts payable) under conditional sale or other title

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retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all guarantees by such Person of Indebtedness of others, (g) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances, and (h) the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be accounted for as capital leases on a balance sheet of such Person under GAAP.

“Information Package” has the meaning assigned to such term in clause 2 of Schedule 1 hereto.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of December 20, 2001, by and among ICI Alta, Bankers Trust Company, as agent for the lenders under certain credit agreements of Huntsman Corporation, and Bankers Trust Company, as collateral trustee, which was entered into in connection with the execution of the MIOA.

“Lien” means, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, guaranty, charge, security interest, restriction, option, right of first refusal, right of first offer, tag-along right, drag-along right, any adverse claim of any kind, or other encumbrance of any nature (whether or not relating to the extension of credit or borrowing of money) in respect of such property or asset, including under any conditional sale agreement or other title retention agreement relating to such property or asset, and any financing lease having substantially the same economic effect as any of the foregoing in respect of such property or asset; provided that the definition of the term “Lien” shall not include any Tax imposed by any Taxing Authority in respect of which the Buyer is entitled to indemnification pursuant to Section 11.06.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the business, financial condition (including levels of working capital), results of operations, assets and liabilities of such Person.

“Newco” means a Person with respect to which the GOF Parties and the Huntsman Group, taken together, (a) own, directly or indirectly, beneficially or of record, shares, limited liability company interests or other equity interests, as the case may be, representing more than 50 per cent of the issued and outstanding capital stock, limited liability company interests or other equity interests, as the case may be, and (b) have the power, directly or indirectly, to vote or direct the

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voting of securities having at least a majority of the ordinary voting power for the election of directors (or the equivalent thereof) of Newco.

“Note Security Documents” means the Pledge Agreement and any ancillary agreement pursuant to which the Buyer provides a Lien on the Collateral in favor of ICI Americas and ICI Finance and all supplementary assignments, acknowledgements or other documents delivered or to be delivered pursuant to the terms of this Agreement or the Pledge Agreement.

“1933 Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, trust, estate, custodian, trustee, executor, administrator, nominee or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (including any Governmental Entity).

“Pledged Interests” has the meaning assigned to such term in the Seller Pledge Agreement.

“Released Collateral” means (a) 210 (out of 300) of the Pledged Interests set forth in Schedule 1 to the Seller Pledge Agreement, representing 70 per cent of the Pledged Interests, and (b) any dividends, distributions and other property or proceeds received as Collateral (as defined in the Seller Pledge Agreement) before the Alta Interest Partial Payment Date in respect of or in exchange for the Pledged Interests referred to in clause (a) above.

“Secured Parties” has the meaning assigned to such term in the Pledge Agreement.

“Seller Pledge Agreement” has the meaning assigned to such term in the MIOA.

“Seller Security Documents” has the meaning assigned to such term in the MIOA.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned, whether legally or beneficially, by such Person.

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“Umbrella Deed” means the Umbrella Deed dated the date hereof by and among ICI Parent, HSCC and HIH.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect on the date hereof in the State of Delaware as set forth in Subtitle I of Title 6 of such Code; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in the Collateral under the Note Security Documents is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Delaware, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Units” has the meaning assigned to such term in the HIH LLC Agreement.

“Valuation Date” means the earlier to occur of (a) the date of consummation of the Third Party Sale(s) that results in the determination of the Alta Interest FMV in accordance with Section 3.02(c), and (b) the date that is the last day of the month immediately preceding the date on which (i) notice is given by ICI Americas to the Buyer pursuant to Section 3.02(e)(i) to refer the determination of the Alta Interest FMV to the Expert or (ii) the determination of the Alta Interest FMV shall have been referred to the Expert pursuant to Section 3.02(e)(ii).

(b) Each of the following terms is defined in the Section set forth opposite such term:
Term	Section

Adjusted B Note Completion Payment	3.03
Alta Interest	Recitals
Alta Interest Partial Payment	2.04
Alta Interest Partial Payment Date	2.04
Alta Interest Purchase Price	2.02
Alta Interest Sale Period	3.02
B Note Completion Payment	2.01
B Note Indenture	Recitals
B Note Initial Payment	2.01
B Note Payment Reduction Amount	3.03
B Note Purchase Price	2.01
B Notes	Recitals
Buyer	Recitals
Buyer Indemnitee	11.06
Claim	13.05

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Term	Section

Code	11.01
Completion Payment Deduction	2.04
Damages	13.02
Exceptions	2.04
Final Closing	2.05
Final Closing Date	2.05
Final Determination	11.01
Fraud Claim	13.07
GOF	Recitals
GOF Parties	Recitals
HIH	Recitals
HIH Dividends	9.11
HIH Interest	Recitals
HIH-Related Agreements	2.05
HSCC	Recitals
ICI Alta	Recitals
ICI Alta Common Stock	6.02
ICI Alta Securities	6.02
ICI Americas	Recitals
ICI Finance	Recitals
ICI Parent	Recitals
ICI Parties	Recitals
ICI Permitted Transferee	9.10
Indemnified Party	13.05
Indemnifying Party	13.05
Initial Closing	2.03
Loss	11.06
MIOA	Recitals
Net Amount	2.02
Obligations	8
Partial Payment Notice	2.04
Partial Payment Transaction	2.04
Pledge Agreement	Recitals
Post-Closing Tax Period	11.01
Pre-Closing Tax Period	11.01
Relevant Competition Consents	14.04
Returns	11.02
Seller Group	11.01
Tax	11.01
Tax Asset	11.01
Tax Benefit	11.10
Tax Item	11.01

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Term	Section

Taxing Authority	11.01
Third Party Claim	13.05
Third Party Sales	3.02
Total Purchase Price	2.02
Trigger Date	3.01
Trigger Event	12.01
Warranty Breach	13.02

ARTICLE 2
PURCHASE AND SALE OF B NOTES AND ALTA INTEREST

     Section 2.01. Purchase and Sale of B Notes. Simultaneously with the execution and delivery of this Agreement, upon the terms and subject to the conditions of this Agreement, ICI Finance hereby sells to the Buyer, and the Buyer hereby purchases from ICI Finance, the B Notes, free and clear of any Liens except as shall be expressly created by the Buyer in favor of ICI Americas and ICI Finance pursuant to the Pledge Agreement and the other Note Security Documents. The total purchase price for the B Notes (the “B Note Purchase Price”) shall be an amount equal to (a) $160,000,000 (the “B Note Initial Payment”) plus (b) $100,000,000 plus an additional amount thereon calculated at a rate of 9 per cent per annum accruing daily from and including May 15, 2002 to and including the earlier of (i) the date of payment in full of the B Note Completion Payment and (ii) the Valuation Date, on the basis of a year of 365 days and the actual number of days elapsed, and compounded annually on May 15 in each year (the aggregate amount described in this clause (b), the “B Note Completion Payment”). The B Note Initial Payment shall be paid in cash as provided in Section 2.03, and the B Note Completion Payment shall be paid in cash as provided in Section 2.04 or Section 2.05, as the case may be.

     Section 2.02. Purchase and Sale of Alta Interest. Upon the terms and subject to the conditions of this Agreement, ICI Americas agrees to and shall sell to the Buyer, and the Buyer agrees to and shall purchase from ICI Americas, the Alta Interest on or prior to May 15, 2003, free and clear of any Liens. The total purchase price for the Alta Interest (the “Alta Interest Purchase Price” and, together with the B Note Purchase Price, the “Total Purchase Price”) shall be (a) $180,000,000 minus the amount of any HIH Dividends paid to ICI Americas (the “Net Amount”) plus (b) an additional amount on the Net Amount (or any lesser amount resulting from a partial payment thereof theretofore made by the Buyer to ICI Americas pursuant to Section 2.04(a)(ii)), calculated at a rate of 9 per cent per annum accruing daily from and including May 15, 2002 to and including the earlier of (i) the date of payment in full of the Alta Interest Purchase

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Price and (ii) the Valuation Date, on the basis of a year of 365 days and the actual number of days elapsed, and compounded annually on May 15 in each year. The Alta Interest Purchase Price or any partial payment thereof shall be paid in cash as provided in Section 2.04 or Section 2.05, as the case may be.

Section 2.03. Initial Closing. Simultaneously with the execution and delivery of this Agreement (the “Initial Closing”), the purchase and sale of the B Notes hereunder shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, at 10:00 a.m., New York time, or at such other time or place as the Buyer and the ICI Parties may agree. At the Initial Closing:

(a)  the Buyer is delivering to ICI Finance the B Note Initial Payment in immediately available funds by wire transfer to the ICI Bank Account;

(b)     (i)   the Buyer and the Secured Parties are entering into the Pledge Agreement, (ii) the Buyer is executing any other Note Security Documents so as to provide the Secured Parties with a valid perfected first priority security interest in the Collateral (including a financing statement under the Uniform Commercial Code in the form attached as Exhibit B hereto), (iii) the Buyer is delivering to ICI Finance on behalf of the Secured Parties the single authenticated note evidencing the B Notes to be held pursuant to the terms and conditions of the Pledge Agreement and (iv) ICI Finance and the Buyer are executing a cross-receipt acknowledging (A) receipt by ICI Finance of the B Note Initial Payment from the Buyer and (B) receipt by the Buyer of the single authenticated note evidencing the B Notes;

(c)  ICI Finance is delivering to the Buyer duly executed instruments of transfer and any other documents that are necessary, in the reasonable judgment of the Buyer, to transfer to the Buyer title to the B Notes and all rights and benefits incidental to the ownership thereof under the B Notes and the B Note Indenture, free and clear of any Liens, except for any Lien arising under the terms of the Pledge Agreement and the other Note Security Documents. Upon the consummation of the Initial Closing, the Buyer shall be entitled to all the rights and subject to all the obligations pursuant to and in accordance with the B Notes and the B Note Indenture, subject to this Agreement and the Note Security Documents and (iii) ICI Finance and ICI Americas are filing a financing statement under the Uniform Commercial Code in the form attached as Exhibit C hereto;

(d)  (i)  the ICI Parties and the GOF Parties shall have made all mandatory filings which impose suspensory obligations and shall have

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taken all actions required to be taken by the ICI Parties and the Buyer, if any, with a Governmental Entity, in each case, that are required to be made or taken to consummate the transactions at the Initial Closing; and (ii) all applicable waiting and other time periods (and any extensions thereof) (A) under the HSR Act or (B) during which any Competition Authority could intervene with the effect of preventing the consummation of the Initial Closing shall have been terminated or shall have expired or lapsed, and any decisions or confirmations required to be obtained from any Competition Authority shall have been obtained in connection with the transactions to be consummated at the Initial Closing;

(e)  the ICI Parties and the GOF Parties shall have: (i) obtained all third party (other than Governmental Entities and the HSCC consents that may be required to be obtained under the HIH LLC Agreement in connection with the transactions contemplated by this Agreement) consents and approvals required of the ICI Parties and of the GOF Parties to consummate all of the transactions contemplated hereunder including, without limitation, the sale of the B Notes and the sale of Alta Interest and (ii)  provided executed copies of all such consents and approvals;

(f)  all corporate and other proceedings taken or required to be taken by the ICI Parties and the GOF Parties in connection with the transactions contemplated hereby and all documents and instruments incident thereto shall be satisfactory in form and substance to the GOF Parties, the ICI Parties and their respective counsel;

(g)  each of the ICI Parties is delivering to the GOF Parties a certificate executed by the secretary or assistant secretary of each of the ICI Parties, certifying as to: (i) the resolutions (with copies attached to such certificate) duly adopted by the Board(s) of Directors and stockholders, as applicable, of each of the relevant ICI Parties authorizing the execution, delivery and performance of, as applicable, this Agreement, the Note Security Documents, and each of the other agreements contemplated hereby and thereby, and the sale of the B Notes and the Alta Interest, (ii) in the case of ICI Alta, copies of its certificate of incorporation and bylaws as in effect as of the date of the Initial Closing and (iii) such other customary matters as may reasonably be requested by the GOF Parties;

(h) the ICI Parties are delivering to the GOF Parties a certificate of good standing for ICI Alta from the Secretary of State of the State of Delaware;

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(i)  HIH is executing and delivering to the Buyer a representation and indemnity agreement relating to the business and affairs of HIH, in form and substance reasonably satisfactory to the Buyer;

(j)  ICI Finance is assigning to the Buyer the HIH Registration Rights Agreement;

(k)  Huntsman Corporation is executing and delivering to ICI Alta a letter agreement, in form and substance satisfactory to ICI Alta, pursuant to which, among other things, Huntsman Corporation is granting certain covenants for the benefit of ICI Alta;

(l)  GOF is delivering to the ICI Parties a certificate executed by an appropriate officer of the general partner of GOF certifying (i) that the execution, delivery and performance of this Agreement, the Note Security Documents and each of the other agreements contemplated hereby and thereby have been duly authorized by GOF and (ii) such other customary matters as may reasonably be requested by the ICI Parties;

(m)  the Buyer is delivering to the ICI Parties a certificate executed by the secretary or assistant secretary of the Buyer certifying as to: (i) the resolutions (with copies attached to such certificate) duly adopted by the Board of Directors and stockholders, as applicable, of the Buyer authorizing the execution, delivery and performance of this Agreement, the Note Security Documents and each of the other agreements contemplated hereby and thereby, and the purchase of the B Notes and the Alta Interest, (ii) copies of its certificate of incorporation and bylaws as in effect as at the date of the Initial Closing and (iii) such other customary matters as may reasonably be requested by the ICI Parties; and

(n)  the Buyer is delivering to the ICI Parties a certificate of good standing for the Buyer from the Secretary of State of the State of Delaware.

The effectiveness of this Agreement shall be conditioned upon all of the actions described in this Section 2.03 having taken place at the Initial Closing.

Section 2.04. Partial Payments. (a) At any time prior to May 15, 2003, upon not less than five Business Days’ prior written notice (each, a “Partial Payment Notice”) to ICI Americas and/or ICI Finance, as the case may be, of its intention to take such action, the Buyer shall have the right (but not the obligation) to make the following payments (each, a “Partial Payment Transaction”):

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(i)  to ICI Finance, the B Note Completion Payment. Immediately upon payment of the B Note Completion Payment:

(A)  ICI Finance on behalf of the Secured Parties shall deliver to the Buyer the single authenticated note evidencing the B Notes held by ICI Finance pursuant to the Pledge Agreement and any and all instruments of transfer previously delivered by the Buyer to ICI Finance in respect of the B Notes; and

(B)  the Secured Parties shall execute and deliver to the Buyer a release and termination, in form and substance reasonably satisfactory to the Buyer, releasing and terminating the security interest provided in respect of the B Notes by the Pledge Agreement and the other Note Security Documents and any other acknowledgements and documents necessary, in the reasonable judgment of the Buyer, to evidence the release and termination of all security interests of the Secured Parties in respect of the B Notes; and

(ii)  If the Private Equity Consents (as defined in the Umbrella Deed) shall have been obtained pursuant to the provisions of the Umbrella Deed and if the Buyer shall have previously made the B Note Completion Payment to ICI Finance pursuant to Section 2.04(a)(i), a non refundable payment to ICI Americas in respect of the Alta Interest Purchase Price of at least $90,000,000 (the “Alta Interest Partial Payment”). Upon payment of such amount (the date of such payment, the “Alta Interest Partial Payment Date”):

(A)  ICI Alta shall execute and deliver to HSCC a letter, in form and substance reasonably satisfactory to the Buyer, waiving its rights in the security interest of ICI Alta with respect to the Released Collateral and, to the extent reasonably requested by the Buyer, ICI Alta shall execute and deliver such other acknowledgements and documents necessary, in the reasonable judgment of the Buyer, to give further effect to such waiver, including, without limitation, any amendment to the Seller Pledge Agreement and the Intercreditor Agreement;

(B)  ICI Alta shall execute and deliver to HSCC a letter (i) acknowledging that the amount of the Completion Payment (as defined in the MIOA) shall be reduced by an amount (the “Completion Payment Deduction”) equal to the proportion that $90,000,000 bears to the Alta Interest Purchase Price and (ii) waiving HSCC’s obligation under the MIOA to pay to ICI Alta the amount of the Completion Payment Deduction;

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(C)  ICI Alta shall execute and deliver a letter to HSCC, in form and substance reasonably satisfactory to the Buyer, waiving its rights under Section 9.02 of the MIOA with respect to the Released Collateral;

(D)  ICI Alta shall deliver to the GOF Parties a certificate of good standing for ICI Alta from the Secretary of State of the State of Delaware and each other jurisdiction, if any, in which ICI Alta is then qualified to do business;

(E)  each of ICI Parent, ICI Americas and ICI Alta shall deliver to the GOF Parties a certificate, executed by an authorized officer of such ICI Party, dated the Alta Interest Partial Payment Date, certifying that, except as otherwise set forth in such certificate (the “Exceptions”), (x) each of the representations and warranties made by such ICI Party on the date of the Initial Closing is true and correct in all material respects as if made on the Alta Interest Partial Payment Date and (y) all covenants, agreements and conditions contained in this Agreement to be performed by such ICI Party on or prior to the Alta Interest Partial Payment Date shall have been performed or complied with in all material respects; provided, however, notwithstanding anything to the contrary contained in this Agreement, the identification of any Exceptions in any such certificate shall be for disclosure purposes only and in no event shall any of the Exceptions be taken into account for the purposes of determining any (i) Warranty Breach, (ii) breach of covenant or agreement to be performed by such ICI Party or (iii) Damages under this Agreement, and shall not constitute a cure of any (x) Warranty Breach or (y) breach of covenant or agreement to be performed by such ICI Party or prejudice, in any manner or form, the GOF Parties’ rights and remedies under this Agreement; and

(F)  (i)  the ICI Parties and the GOF Parties shall have made all mandatory filings which impose suspensory obligations and shall have taken all actions required to be taken by the ICI Parties and the GOF Parties, if any, with a Governmental Entity, in each case, that are required to be made or taken to consummate the Partial Payment Transaction; and (ii) all applicable waiting and other time periods (and any extensions thereof) (A) under the HSR Act or (B) during which any Competition Authority could intervene with the effect of preventing the consummation of the transactions contemplated on the Alta Interest Partial Payment Date shall have been terminated or shall have expired or lapsed and any decisions or confirmations required to be obtained from

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any Competition Authority shall have been obtained in connection with the Partial Payment Transaction.

Any payments made pursuant to this Section 2.04 shall be made by the Buyer in immediately available funds by wire transfer to the ICI Bank Account. Notwithstanding any other provision to the contrary contained in this Agreement, (i) each Partial Payment Notice shall be revocable by the Buyer at any time prior to making the applicable payment and (ii) the failure of the Buyer to make any such payment shall not constitute a breach of any provision of this Agreement; provided that, in either case, the Buyer shall reimburse the ICI Parties for any out-of-pocket costs and expenses incurred by any of the ICI Parties which would not have been incurred in respect of the transactions contemplated by this Agreement in the absence of the giving of such Partial Payment Notice.

(b) Each Partial Payment Notice shall include (i) the amount and the expected date of the applicable payment and (ii) other information relevant to the making of such payment.

(c) If the payment being made by the Buyer represents the outstanding balance of the Total Purchase Price, then the payment will be made in accordance with, and will constitute the payment(s) to be made under, Section 2.05.

(d) To the extent that the Buyer’s payment to ICI Americas of the Alta Interest Partial Payment pursuant to the provisions of this Section 2.04 shall be viewed or characterized as a transaction that creates a security interest for purposes of Article 9 of the Uniform Commercial Code, the Buyer shall be deemed to have granted ICI Americas a security interest in all of the Buyer’s right, title and interest in, to and under the Alta Interest and, as of the Alta Interest Partial Payment Date, the Buyer authorizes ICI Americas to file a financing statement under the Uniform Commercial Code in the form attached as Exhibit D hereto. If the Buyer makes payment to ICI Americas of the Alta Interest Partial Payment pursuant to the provisions of this Section 2.04, it is the intention of the parties hereto that no ownership interest or title in, to or under the Alta Interest to be sold, assigned, conveyed or otherwise transferred to the Buyer unless and until the Buyer makes payment to ICI Americas of the full amount of the outstanding balance of the Alta Interest Purchase Price at the Final Closing in accordance with Section 2.05(b)(ii). If ICI Americas shall file a financing statement under the Uniform Commercial Code pursuant to this Section 2.04(d), ICI Americas shall execute and deliver to the Buyer a termination statement relating thereto at the Final Closing.

Section 2.05. Final Closing. (a) The closing (the “Final Closing”) of the purchase and sale of the Alta Interest and, to the extent the Buyer shall not have previously made the B Note Completion Payment pursuant to Section 2.04(a), the payment of the B Note Completion Payment shall be made on May 15, 2003 or

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such other date before May 15, 2003 as the Buyer and the ICI Parties may reasonably agree provided that such date may not be less than five Business Days’ or more than 10 Business Days from the date the Buyer notifies the ICI Parties that it intends to deliver the outstanding balance of the Total Purchase Price (such date, the “Final Closing Date”). The Final Closing shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, at 10:00 a.m., New York time, on the Final Closing Date, or at such other time or place as the Buyer and the ICI Parties may agree.

(b)	At the Final Closing:

(i) if the Buyer shall not have made the B Note Completion Payment pursuant to Section 2.04(a)(i):

(A) the Buyer shall make the B Note Completion Payment to ICI Finance in immediately available funds by wire transfer to the ICI Bank Account;

(B) ICI Finance on behalf of the Secured Parties shall deliver to the Buyer the single authenticated note evidencing the B Notes being held by ICI Finance pursuant to the Pledge Agreement; and

(C) the Secured Parties shall execute and deliver to the Buyer a release and termination, in form and substance reasonably satisfactory to the Buyer, releasing and terminating the security interest provided in respect of the B Notes by the Pledge Agreement and the other Note Security Documents and any other acknowledgements and documents necessary, in the reasonable judgment of the Buyer, to evidence the release and termination of all security interests of the Secured Parties in respect of the B Notes;

(ii) the Buyer shall deliver the Alta Interest Purchase Price or, if a partial payment of the Alta Interest Purchase Price shall have been made in accordance with Section 2.04(a)(ii), the outstanding balance of the Alta Interest Purchase Price, in each case, in immediately available funds by wire transfer to the ICI Bank Account;

(iii) ICI Americas shall deliver to the Buyer a certificate or certificates representing the Alta Interest accompanied by duly executed instruments of transfer and any other documents that are necessary, in the reasonable judgment of the Buyer, to transfer title to the Alta Interest to the Buyer, free and clear of any Liens;

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(iv) ICI Americas shall deliver to the Buyer letters of resignation from each of the officers of ICI Alta and the members of the Board of Directors of ICI Alta;

(v) the ICI Parties and the GOF Parties shall have made all mandatory filings which impose suspensory obligations and shall have taken all actions required to be taken by the ICI Parties and the GOF Parties, if any, with a Governmental Entity, in each case, that are required to be made or taken to consummate the transactions at the Final Closing and any decisions or confirmations required to be obtained from a Competition Authority shall have been obtained;

(vi) all applicable waiting and other time periods (and any extensions thereof) applicable to the transactions to be consummated at the Final Closing (A) under the HSR Act or (B) during which any Competition Authority could intervene with the effect of preventing the consummation of the Final Closing shall have been terminated or shall have expired or lapsed;

(vii) in respect of the transactions to be consummated at the Final Closing and any matters arising therefrom, the parties shall have received confirmation by way of a decision from the Commission of the European Union under Regulation 4064/89 (with or without the instigation of proceedings under Article 6(1)(c) thereof) that such transactions and any matters arising therefrom are compatible with the common market;

(viii) the ICI Parties shall deliver to the GOF Parties a certificate of good standing for ICI Alta from the Secretary of State of the State of Delaware and each other jurisdiction, if any, in which ICI Alta is then qualified to do business;

(ix) the ICI Parties shall deliver to the GOF Parties a certificate, executed by an authorized officer of each of ICI Parent, ICI Americas and ICI Alta, dated the Final Closing Date, certifying that, except for the Exceptions set forth in such certificate, (x) each of the representations and warranties made by such ICI Party on the date of the Initial Closing is true and correct in all material respects as if made on the Final Closing Date and (y) all covenants, agreements and conditions contained in this Agreement to be performed by such ICI Party on or prior to the Final Closing Date shall have been performed or complied with in all material respects; provided, however, notwithstanding anything to the contrary contained in this Agreement, the identification of any Exceptions in any such certificate shall be for disclosure purposes only and in no event shall any of the Exceptions be taken into account for the purposes of determining any (i) Warranty Breach, (ii) breach of covenant or agreement

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to be performed by such ICI Party or (iii) Damages under this Agreement, and shall not constitute a cure of any (x) Warranty Breach or (y) breach of covenant or agreement to be performed by such ICI Party or prejudice, in any manner or form, the GOF Parties’ rights and remedies under this Agreement;

(x) the GOF Parties shall each deliver to the ICI Parties a certificate, executed by, in the case of the Buyer, an appropriate officer of the Buyer, or, in the case of GOF, an appropriate officer of the general partner of GOF, each dated the Final Closing Date, certifying that, except for the Exceptions set forth in such certificate, (x) each of the representations and warranties made by such GOF Party on the date of the Initial Closing is true and correct in all material respects as if made on the Final Closing Date and (y) all covenants, agreements and conditions contained in this Agreement to be performed by such GOF Party on or prior to the Final Closing Date shall have been performed or complied with in all material respects; provided, however, notwithstanding anything to the contrary contained in this Agreement, the identification of any Exceptions in any such certificate shall be for disclosure purposes only and in no event shall any of the Exceptions be taken into account for the purposes of determining any (i) Warranty Breach, (ii) breach of covenant or agreement to be performed by such GOF Party or (iii) Damages under this Agreement, and shall not constitute a cure of any (x) Warranty Breach or (y) breach of covenant or agreement to be performed by such GOF Party or prejudice, in any manner or form, any of the ICI Party’s rights and remedies under this Agreement; and

(xi) the ICI Parties (other than ICI Alta) shall deliver to the GOF Parties a release and waiver, in form and substance reasonably satisfactory to the GOF Parties, releasing and waiving any and all rights that the ICI Parties (other than ICI Alta) may have under the MIOA, the HIH Private Sale Letter Agreement, the HIH B Note Covenant Letter and the HIH Registration Rights Agreement (collectively, the “HIH-Related Agreements”) and any other acknowledgements and documents necessary, in the reasonable judgment of the Buyer, to evidence the release and waiver of such rights; provided that the applicable ICI Parties shall have received releases and waivers, in form and substance reasonably satisfactory to such ICI Parties, from the other parties to the HIH-Related Agreements releasing and waiving all of their liabilities and obligations thereunder.

 Section 2.06. Non-recourse. Notwithstanding any other provision of this Agreement, the Buyer and each of the ICI Parties agrees that:

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(a) the obligation of the Buyer to make the B Note Completion Payment and the obligation of the Buyer to pay the Alta Interest Purchase Price shall be without any recourse to the Buyer or any of its assets or properties other than the B Notes;

(b) upon release and termination of the security interest of the Secured Parties under the Pledge Agreement in accordance with the terms thereof, the obligation of the Buyer to pay the Alta Interest Purchase Price shall be without any recourse to the Buyer or any of its assets or properties, including the B Notes; and

(c) subject to Section 2.06(a) and Section 2.06(b), the ICI Parties shall have recourse to the GOF Parties and all of their assets and properties with respect to the obligations of the GOF Parties under Section 2.07, Articles 10, 11, 13 and 14.

Section 2.07. Allocation. The ICI Parties and the GOF Parties agree that the B Note Completion Payment will be allocated and treated as a payment made towards the B Note Purchase Price. The ICI Parties and the GOF Parties agree that any other payments received after the date hereof by any of the ICI Parties from the Buyer under this Agreement in excess of the amount of the B Note Completion Payment will be allocated to and treated as a payment made in respect of the Buyer’s obligation to pay the Alta Interest Purchase Price in consideration for the sale by ICI Americas to the Buyer of the Alta Interest. The parties hereby acknowledge and agree that, as of the date hereof, the assets of ICI Alta consist of both the HIH Interest and ICI Alta’s rights to sell the HIH Interest to HSCC under the MIOA.

Section 2.08. Withholding. (a) If ICI Americas or any assignee thereof that is a “U.S. person” for U.S. federal income tax purposes does not deliver the certificate described in Section 11.03(e) at or prior to the Final Closing, (i) the GOF Parties shall be permitted to withhold from the Alta Interest Purchase Price the amount required to be withheld pursuant to Section 1445 of the Code, as calculated by the GOF Parties in good faith, (ii) the GOF Parties shall not be deemed to be in default of any of their obligations under this Agreement by virtue of having withheld such amount, and (iii) the amount so withheld shall be deemed to have been paid to ICI Americas or its assignee on the date that any amounts not so withheld were paid for all purposes under this Agreement. If the GOF Parties withhold any amount under this Section 2.08, the GOF Parties agree promptly to pay over the withheld amount to the Internal Revenue Service in the manner prescribed by the Code and the regulations thereunder, and to provide ICI Americas or its assignee with such evidence of payment as ICI Americas or its assignee may reasonably request.

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(b) In the event that ICI Americas assigns it rights under this Agreement to any Person that is not a “U.S. person” for U.S. federal income tax purposes, such Person shall complete and deliver (or cause to be completed and delivered) to the GOF Parties such forms reasonably requested by the GOF Parties, in such format as is reasonably requested by them, which, in the reasonable judgment of the GOF Parties, are necessary to relieve the GOF Parties of any obligation under applicable law (including any relevant tax treaties and Treas. Reg. 1.1445-2(c)(3)) to withhold U.S. federal tax on amounts payable or treated as paid to such person. If such form or forms are duly provided, the GOF Parties shall not be entitled to withhold any portion of such amounts. If such form or forms are not provided (i) the GOF Parties shall be permitted to withhold from the Alta Interest Purchase Price the amount required to be withheld pursuant to Section 1445 of the Code, as calculated by the GOF Parties in good faith, (ii) the GOF Parties shall not be deemed to be in default of any of their obligations under this Agreement by virtue of having withheld such amount, and (iii) the amount so withheld shall be deemed to have been paid to ICI Americas’ assignee on the date that any amounts not so withheld were paid for all purposes under this Agreement. If the GOF Parties withhold any amount under this Section 2.08, the GOF Parties agree promptly to pay over the withheld amount to the Internal Revenue Service in the manner prescribed by the Code and the regulations thereunder, and to provide ICI Americas or its assignee with such evidence of payment as ICI Americas or its assignee may reasonably request.

ARTICLE 3
SPECIAL ARRANGEMENTS

Section 3.01. Non-Payment. In the event that the Buyer does not make the B Note Completion Payment and/or pay the Alta Interest Purchase Price upon the earlier to occur of May 15, 2003 and the occurrence of a Trigger Event (the “Trigger Date”), the Buyer and the ICI Parties agree that, subject to Section 3.02 and Section 3.03, (a) ICI Americas shall have the right to sell or otherwise transfer or dispose of the Alta Interest to any other Person, and retain any and all proceeds thereon, (b) ICI Alta shall have the right to sell or otherwise transfer or dispose of the HIH Interest to any other Person, and retain any and all proceeds thereon, (c) without limiting the rights of the Buyer under Section 13.03, ICI Americas shall have no further obligations to the Buyer (including under this Agreement) in respect of the Alta Interest, (d) the Buyer shall have no rights in, and ICI Americas shall have no obligations to the Buyer in respect of, any non-refundable partial payment of the Alta Interest Purchase Price previously made pursuant to Section 2.04(a)(ii), and (e) ICI Americas and ICI Finance shall be entitled to exercise all of their rights and remedies as Secured Parties under the Note Security Documents.

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Section 3.02. Determination of Alta Interest FMV. (a) Without limiting any other rights of ICI Americas and ICI Finance under the Note Security Documents, ICI Americas and ICI Finance agree to determine the Alta Interest FMV before exercising their rights to sell or transfer or otherwise dispose of the Collateral pursuant to the Pledge Agreement. The Buyer and the ICI Parties agree that the procedures set forth in this Section 3.02 and Schedule 1 hereto shall be followed in order to determine the Alta Interest FMV.

(b) ICI Americas and ICI Alta shall have the right, at any time during the period commencing on the Trigger Date and ending on May 15, 2004 (the “Alta Interest Sale Period”), to sell or otherwise transfer or dispose of the Alta Interest or the HIH Interest (i) in the case of the Alta Interest or the HIH Interest, in one or more open market sales on arm’s length terms to one or more Persons who are not Affiliates of ICI Americas or ICI Alta or (ii) in the case of the HIH Interest, pursuant to the MIOA (“Third Party Sales”).

 (c)     (i) If ICI Americas or ICI Alta consummates one or more Third Party Sales of 50 per cent or more of either (x) the Alta Interest or (y) the HIH Interest during the Alta Interest Sale Period, the Alta Interest FMV shall be the price per share or the after-tax price per unit, as the case may be, at which the Alta Interest or the HIH Interest shall have been sold in such Third Party Sale (or if such shares or units have been sold in more than one Third Party Sale, the weighted average of such prices per share or unit), multiplied by the number of shares constituting the entire Alta Interest or the entire number of units constituting the HIH Interest, and in the case of the HIH Interest, subject to Section 3.02(d), adjusted for any assets or liabilities of ICI Alta at the Valuation Date other than the HIH Interest and the rights and obligations associated with the HIH Interest, in each case less the reasonable costs and expenses incurred by ICI Americas or ICI Alta in connection with such Third Party Sale(s) and evidenced by reasonably detailed supporting documentation.

 (ii) For purposes of this Section 3.02(c), the after-tax price per unit of the HIH Interests sold in such Third Party Sale(s) shall be determined by subtracting from (x) the pre-tax price per unit, or pre-tax weighted average price per unit, as the case may be, of the HIH interest actually sold in such Third Party Sale(s), an amount equal to (y) the product of (A) the amount of taxable income or gain (expressed on a per unit basis) per unit that ICI Alta would have recognized if ICI Alta had transferred in such Third Party Sale(s) the entire number of Units constituting the HIH Interest for the same pre-tax price per unit or pre-tax weighted average price per unit, as the case may be, of the HIH Interest actually sold in such Third Party Sale(s), net of the amount of any net operating loss or similar items of ICI Alta (including carryforwards of the consolidated group of which ICI Alta is a member, but only to the extent that such carryforwards would be apportioned to ICI Alta under applicable

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law (including Treas. Reg. Section 1.1502-21(b)(2)(iv)), determined as if ICI Alta were filing a separate federal income tax return for the taxable year in which such sale or exchange occurs but without reduction for income not arising from the HIH Interest, and (B) 38 per cent.

(d) To the extent that ICI Americas or ICI Alta shall, during the Alta Interest Sale Period, have taken any of the actions that either or both of them would have been prohibited from taking under Article 9 if those provisions had been in force during the Alta Interest Sale Period, other than such Third Party Sale(s), the Alta Interest FMV shall be adjusted to take into account such actions and shall be determined as if such actions had not been taken.

(e) If ICI Americas or ICI Alta shall not have consummated one or more Third Party Sales of 50 per cent or more of either (i) the Alta Interest or (ii) the HIH Interest, (i) at any time during the Alta Interest Sale Period, subject to Section 3.02(f), ICI Americas may, after consulting with the Buyer during a 10 Business-Day period, by written notice to the Buyer refer the determination of the Alta Interest FMV to the Expert in accordance with Schedule 1 hereto and (ii) by the last date of the Alta Interest Sale Period, subject to Section 3.02(f), the Buyer and ICI Americas shall refer the determination of the Alta Interest FMV to the Expert in accordance with Schedule 1 hereto.

(f) The Buyer and ICI Americas agree that, prior to the appointment of an Expert to determine the Alta Interest FMV pursuant to Section 3.02(e), the Buyer and ICI Americas shall use their reasonable efforts to agree in good faith upon the Alta Interest FMV within 60 days of the date on which the Information Package has been made available to the Buyer and ICI Americas.

Section 3.03. Actions After Determination of Alta Interest FMV. (a) Within 10 Business Days following the determination of the Alta Interest FMV, ICI Americas and ICI Finance agree to provide the Buyer with a notice setting forth (i) the Alta Interest FMV and (ii) the Adjusted B Note Completion Payment, if applicable.

(b) If the Alta Interest FMV is less than the sum of the Alta Interest Purchase Price and the B Note Completion Payment, ICI Americas and ICI Finance shall be entitled to sell or otherwise transfer or dispose of the Collateral in accordance with the terms of the Pledge Agreement; provided that, to the extent that the Alta Interest FMV exceeds the Alta Interest Purchase Price (the amount of such excess, the “B Note Payment Reduction Amount”), and if the Buyer shall not have made the B Note Completion Payment pursuant to Section 2.04(a)(i) or Section 2.05, the Buyer shall complete the purchase of the B Notes upon payment of an amount equal to the B Note Completion Payment less the B Note Payment Reduction Amount (such reduced amount, the “Adjusted B Note Completion Payment”).

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(c) During the 10 Business-Day period following receipt by the Buyer of any notice setting forth the Adjusted B Note Completion Payment, the Buyer shall complete the purchase of the B Notes upon the delivery of the Adjusted B Note Completion Payment in immediately available funds by wire transfer to the ICI Bank Account. Upon such delivery of the Adjusted B Note Completion Payment, (i) ICI Finance, on behalf of the Secured Parties, shall deliver to the Buyer (A) the single authenticated note evidencing the B Notes and (B) a release and termination of the security interest provided by the Pledge Agreement and any other acknowledgements and documents necessary, in the reasonable judgment of the Buyer, to evidence the release and termination of such security interest, and (ii) ICI Americas shall assume all of the Buyer’s obligation to pay ICI Finance the B Note Payment Reduction Amount, and the Buyer shall not have any remaining obligation to pay the B Note Payment Reduction Amount to ICI Finance.

(d) If the Alta Interest FMV is greater than the sum of the Alta Interest Purchase Price and the B Note Completion Payment, (i) ICI Finance, on behalf of the Secured Parties, shall deliver to the Buyer (A) the single authenticated note evidencing the B Notes, (B) a release and termination of the security interest provided by the Pledge Agreement and any other acknowledgements and documents necessary, in the reasonable judgment of the Buyer, to evidence the release and termination of such security interest and (C) any and all instruments of transfer previously delivered by the Buyer to ICI Finance in respect of the B Notes, and (ii) ICI Americas shall assume all of the Buyer’s obligation to pay ICI Finance the B Note Completion Payment, and the Buyer shall not have any remaining obligation to pay the B Note Completion Payment to ICI Finance.

(e) Notwithstanding anything to the contrary contained in this Agreement, the Buyer shall have no obligation or liability to the ICI Parties in respect of or in connection with any assumption by ICI Americas of the Buyer’s obligations in respect of the B Note Completion Payment or any portion thereof under this Section 3.03.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE ICI PARTIES

Except as set forth in the ICI Disclosure Schedule, (a) each of ICI Alta, ICI Americas and ICI Finance represents and warrants to the GOF Parties with respect only as to itself, and (b) ICI Parent represents and warrants to the GOF Parties with respect to itself and each of the other ICI Parties, (i) in each case, as of the date hereof, and (ii) in the case of ICI Parent, ICI Alta and ICI Americas, (A) as of the Alta Interest Partial Payment Date and (B) provided that the Final Closing Date shall have occurred on or prior to May 15, 2003, the Final Closing Date, that:

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Section 4.01. Corporate Existence and Power. It is a corporation duly incorporated, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction in which it is incorporated, and it has all requisite corporate power and all licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except where the failure to have any such licenses, authorizations, permits, consents and approvals would not, individually or in the aggregate, reasonably be expected to (a) have a Material Adverse Effect on such ICI Party, (b) create, impose or give rise to any Lien or any obligation to grant a Lien on the Alta Interest, the HIH Interest or the B Notes or (c) adversely affect or impair in any respect the ability of such ICI Party to perform its obligations under this Agreement.

Section 4.02. Corporate Authorization. The execution, delivery and performance by such ICI Party of this Agreement and the Note Security Documents and the other agreements and instruments referred to in this Agreement to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby are within its corporate powers and have been duly authorized by all necessary corporate action on the part of such ICI Party. This Agreement constitutes a valid and binding agreement of such ICI Party and, upon execution and delivery thereof as contemplated thereby, the Note Security Documents and the other agreements and instruments referred to in this Agreement to which it will be a party will constitute valid and binding agreements of such ICI Party. Each of this Agreement and the Pledge Agreement is enforceable against such ICI Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.03. Governmental Authorization. The execution, delivery and performance by such ICI Party of this Agreement, the Note Security Documents and the other agreements and instruments referred to in this Agreement to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby require no material action by or in respect of, or material filing with, any Governmental Entity other than (a) assuming that BNAC, Inc. is the Buyer, compliance with any applicable requirements of any Competition Authority, including compliance with any applicable requirements of the HSR Act; (b) compliance with any applicable requirements of the 1934 Act and any other securities laws, whether federal, state or foreign; and (c) approvals required under, and filings and notifications required to be made under, the U.K. Listing Rules issued by the U.K. Financial Services Authority or the rules of the New York Stock Exchange, each of which actions or approvals, to the extent required to be completed on or prior to the date of this Agreement, has been taken or obtained on or prior to the date of this Agreement.

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Section 4.04. Noncontravention. The execution, delivery and performance by such ICI Party of this Agreement, the Note Security Documents and the other agreements and instruments referred to in this Agreement to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby (a) do not and will not violate its constitutional or organizational documents; (b) assuming compliance with the matters referred to in Section 4.03, do not violate any applicable law, rule, regulation, judgment, injunction, order or decree, except for any such matters which would not, individually or in the aggregate, reasonably be expected to (i) have a Material Adverse Effect on ICI Alta or (ii) adversely affect or impair in any respect the ability of such ICI Party to perform its obligations under this Agreement; (c) do not require any consent or other action by any Person, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such ICI Party or to a loss of any benefit to which such ICI Party is entitled under any provision of any agreement or other instrument binding upon such ICI Party, except (i) for any consents or any other actions required to be obtained from or taken by Huntsman Corporation or any of its Subsidiaries, and (ii) for any such matters which would not, individually or in the aggregate, reasonably be expected to (A) have a Material Adverse Effect on ICI Alta or (B) adversely affect or impair in any respect the ability of such ICI Party to perform its obligations under this Agreement; and (d) do not create, impose or give rise to any Lien or any obligation to grant a Lien on the Alta Interest, the HIH Interest or the B Notes.

Section 4.05. Finders’ Fees.There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such ICI Party who might be entitled to any fee or commission for which ICI Alta or the Buyer would be liable in connection with the transactions contemplated by this Agreement or any of agreements, instruments or transactions referred to in this Agreement.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF ICI FINANCE

Except as set forth in the ICI Disclosure Schedule, ICI Finance represents and warrants to the GOF Parties as of the date hereof that:

Section 5.01. Ownership of B Notes. ICI Finance has good, valid and marketable title to the B Notes, free and clear of all Liens, and, upon delivery of the B Notes and payment therefor pursuant to this Agreement, ICI Finance will transfer and deliver to the Buyer good, valid and marketable title to the B Notes, free and clear of all Liens.

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Section 5.02. B Notes Related Agreements. (a) Except as set forth in Section 5.02(a) of the ICI Disclosure Schedule, there are no agreements, understandings, arrangements or commitments to which ICI Finance or its Affiliates is a party with respect to the ownership, transfer, sale, disposition, voting or control of the B Notes.

(b)  Each agreement set forth in Section 5.02(a) of the ICI Disclosure Schedule is a valid and binding agreement of ICI Finance or the applicable Affiliate named as a party thereto, and is in full force and effect, and none of ICI Finance or the applicable Affiliate is in default or breach in any material respect under the terms of any such agreement. To ICI’s Knowledge, the trustee under the B Note Indenture is not in default or breach in any material respect under the terms thereof.

Section 5.03. Litigation. There is no action, suit, investigation or proceeding pending against, or to ICI’s Knowledge, threatened against or affecting, the B Notes by or before any court or arbitrator or any Governmental Entity.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF ICI AMERICAS AND ICI ALTA

Except as set forth in the ICI Disclosure Schedule, each of ICI Americas and ICI Alta represents and warrants, jointly and severally, to the GOF Parties as of the date hereof, the Alta Interest Partial Payment Date and, provided that the Final Closing Date shall have occurred on or prior to May 15, 2003, the Final Closing Date, that:

Section 6.01. Status. ICI Alta was formed on May 6, 1999 for the sole purpose of holding the Alta Interest and, except for the transactions contemplated hereby, it does not conduct, nor has it ever conducted, any business or activities other than (a) holding the Alta Interest and conducting business and activities incidental or relating thereto and (b) immaterial activities of an administrative nature that are incidental to being a wholly-owned Subsidiary within the ICI group. ICI Alta does not currently have nor has it ever had: (i) any right, title or interest to or in any tangible or intangible assets or property other than its ownership of the Alta Interest and its rights under the contracts and agreements set forth in Section 6.06 of the ICI Disclosure Schedule; (ii) any Subsidiaries; (iii) other than the HIH Interest, any ownership rights in other capital stock or other proprietary interest, directly or indirectly, in any corporation or other entity; or (iv) employees or employee benefit plans. The officers of ICI Alta are employees or agents of ICI Parent or one of its Subsidiaries other than ICI Alta. Section 6.01 of the ICI Disclosure Schedule sets forth a true and complete list of the directors and officers of ICI Alta as of the date hereof.

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Section 6.02. Capitalization. (a) ICI Americas is the sole record and beneficial owner of the Alta Interest and ICI Alta is the sole record and beneficial owner of the HIH Interest. The authorized capital stock of ICI Alta consists of 1,000 shares of common stock, par value $1.00 per share (“ICI Alta Common Stock”). There are outstanding 100 shares of ICI Alta Common Stock.

(b)  All outstanding shares of ICI Alta Common Stock (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) were issued in compliance with, and not in violation of, all federal and state securities and blue sky laws and (iv) are not subject to preemptive or similar rights. Except as set forth in this Section 6.02, there are no outstanding (A) shares of capital stock or voting securities of ICI Alta, (B) securities of ICI Alta convertible into or exchangeable or exercisable for shares of capital stock or voting securities of ICI Alta or (C) options or other rights to acquire from ICI Alta, or other obligations of ICI Alta to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of ICI Alta (the items in Sections 6.02(b)(A), (B) and (C) being referred to collectively as the “ICI Alta Securities”). There are no outstanding obligations of ICI Alta to repurchase, redeem or otherwise acquire any ICI Alta Securities. The outstanding Fully Diluted capital stock of ICI Alta is set forth in Section 6.02(b) of the ICI Disclosure Schedule.

(c)  Except as set forth in Section 6.02(c) of the ICI Disclosure Schedule, (i) there are no agreements, understandings, arrangements or commitments to which any of the ICI Parties is a party with respect to the ownership, transfer, sale, disposition, voting or control of the Alta Interest or the HIH Interest and (ii) each agreement set forth in Section 6.02(c) of the ICI Disclosure Schedule is a valid and binding agreement of the ICI Parties named as a party thereto, and is in full force and effect, and none of the ICI Parties or, to ICI’s Knowledge, any other party thereto is in default or breach in any material respect under the terms of any such agreement.

Section 6.03. Ownership of Alta Interest and HIH Interest. (a) Except for any Lien arising under the terms of, or restrictions or obligations expressly imposed by, this Agreement, the HIH LLC Agreement or the MIOA, (i) ICI Americas is the sole record and beneficial owner of the Alta Interest, and has good, valid and marketable title to the Alta Interest, free and clear of any Liens, and (ii) upon the purchase by the Buyer of the Alta Interest, ICI Americas will transfer and deliver to the Buyer good, valid and marketable title to the Alta Interest, free and clear of any Liens. Except as set forth in the Intercreditor Agreement, ICI Alta has not transferred or assigned, or granted any participation or other interest in, any rights under the MIOA or any Seller Security Document.

(b)  ICI Alta is the sole record and beneficial owner of the HIH Interest, and has good, valid and marketable title to HIH Interest and any and all rights and

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benefits incidental to the ownership thereof, free and clear of any Liens, except for any Lien arising under the terms of, or restrictions or obligations expressly imposed by, this Agreement, the HIH LLC Agreement, the MIOA and the Intercreditor Agreement. The allocation of net income and net loss of HIH are governed by the provisions of the HIH LLC Agreement, including in particular the provisions of Clause 3.11 thereof.

Section 6.04 . No Undisclosed Liabilities. Except as set forth in Section 6.04 of the ICI Disclosure Schedule, there are no liabilities or obligations of ICI Alta of any kind whatsoever, whether known or unknown, matured or unmatured, fixed or contingent, secured or unsecured, accrued, absolute, determined, determinable or otherwise, other than (a) taxes or interest, penalties and additional amounts related to taxes (which matters are separately addressed in Article 11), and (b) liabilities or obligations incurred in connection with this Agreement or any of the Note Security Documents or the transactions contemplated hereby or thereby.

Section 6.05. Intercompany Accounts. Section 6.05 of the ICI Disclosure Schedule contains a complete list of all intercompany balances as of the date hereof between ICI Alta and its Affiliates.

Section 6.06. Contracts. (a) Section 6.06(a) of the ICI Disclosure Schedule contains a true and complete copy (or, if oral, true and correct descriptions of the material terms and provisions) of all contracts, agreements, commitments, permits or licenses to which ICI Alta is a party or by which it or any of its assets or properties is bound. For the avoidance of doubt, any references in this Agreement to the assets or properties of ICI Alta shall include, without limitation, the HIH Interest, but shall not include, without limitation, HIH and its Subsidiaries and their respective assets and properties.

(b)  Each such contract, agreement, commitment, permit or license is a valid and binding agreement of ICI Alta and is in full force and effect, and, except as set forth in Section 6.06(b) of the ICI Disclosure Schedule, none of ICI Alta or, to ICI’s Knowledge, any other party thereto is in default or breach in any material respect under the terms of any such contract, agreement, commitment, permit or license.

Section 6.07. Litigation. There is no action, suit, investigation or proceeding pending against, or to ICI’s Knowledge, threatened against or affecting, ICI Alta or any of its assets or properties by or before any court or arbitrator or any Governmental Entity.

Section 6.08. Compliance with Laws and Court Orders. (a) ICI Alta is not in violation of any law, rule, regulation, judgment, injunction, order or decree

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applicable to the Alta Interest or the HIH Interest or the conduct of ICI Alta or its assets or properties.

(b)  ICI Alta currently is and at all times has been in material compliance with all foreign, federal, state and local laws, ordinances, regulations and orders relating to the protection of the environment.

Section 6.09. Full Disclosure. None of this Agreement, the ICI Disclosure Schedule or any of the certificates delivered by any of the ICI Parties to the Buyer pursuant to Section 2.04(a)(ii)(E) or Section 2.05(b)(ix) contains any untrue statement of a material fact relating to ICI Alta or omits a material fact relating to ICI Alta necessary to make the statements relating to ICI Alta contained herein and therein, in light of the circumstances in which they were made, not misleading, except for any matters relating to the business, financial condition (including levels of working capital), liabilities or results of operations of the Huntsman Group or any member thereof, including, without limitation, HSCC, HIH, HI or any of their respective Subsidiaries, and after taking into account any applicable knowledge or materiality qualifications contained in Article 4 (as such representations and warranties relate to ICI Alta or ICI Americas), this Article 6 or Article 11.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES OF THE GOF PARTIES

Except as set forth in the Buyer Disclosure Schedule, each of the GOF Parties, jointly and severally, represents and warrants to each of the ICI Parties as of the date hereof and, provided that the Final Closing Date shall have occurred on or prior to May 15, 2003, the Final Closing Date, that:

Section 7.01. Organization and Power. GOF is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and the Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and each of the GOF Parties has all requisite powers and all licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except where the failure to have any such licenses, authorizations, permits, consents and approvals would not, individually or in the aggregate, reasonably be expected to (a) have a Material Adverse Effect on such GOF Party or (b) adversely affect or impair in any respect the ability of such GOF Party to perform its obligations under this Agreement. GOF is the sole record and beneficial owner of all of the outstanding capital stock of the Buyer.
Section 7.02. Authorization. The execution, delivery and performance by each of the GOF Parties of this Agreement, the Note Security Documents and the

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other agreements and instruments referred to in this Agreement to which such GOF Party is or will be a party and the consummation of the transactions contemplated hereby and thereby are within such GOF Party’s partnership or corporate powers, as the case may be, and have been duly authorized by all necessary partnership and, if required, partner action. This Agreement constitutes a valid and binding agreement of each of the GOF Parties. The Pledge Agreement constitutes a valid and binding agreement of the Buyer and, upon execution and delivery thereof by the Buyer as contemplated thereby, the other Note Security Documents and the other agreements and instruments referred to in this Agreement will constitute valid and binding agreements of the Buyer. This Agreement is enforceable against each of the GOF Parties in accordance with its terms and the Pledge Agreement is enforceable against the Buyer in accordance with its terms, except, in each case, as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 7.03. Governmental Authorization. The execution, delivery and performance by each of the GOF Parties of this Agreement and the Note Security Documents and the other agreements and instruments referred to in this Agreement to which such GOF Party is or will be a party and the consummation of the transactions contemplated hereby and thereby require no material action by or in respect of, or material filing with, any Governmental Entity other than (a) compliance with any applicable requirements of any Competition Authority, including compliance with any applicable requirements of the HSR Act; and (b) compliance with any applicable requirements of the 1934 Act and any other securities laws, whether federal, state or foreign, each of which actions or approvals, to the extent required to be completed prior to the date of this Agreement, has been taken or obtained prior to the date of this Agreement.

Section 7.04. Noncontravention. The execution, delivery and performance by each of the GOF Parties of this Agreement, the Note Security Documents and the other agreements and instruments referred to in this Agreement to which such GOF Party is or will be a party and the consummation of the transactions contemplated hereby and thereby (a) do not and will not violate such GOF Party’s constitutional or organizational documents; (b) assuming compliance with the matters referred to in Section 7.03, do not violate any applicable law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, reasonably be expected to adversely affect the ability of such GOF Party to perform its obligations under this Agreement; (c) do not require any consent or other action by any Person, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such GOF Party or to a loss of any benefit to which such GOF Party is entitled under any provision of any agreement or other instrument binding upon such GOF Party, except for (i) such

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consents or approvals as have been obtained as of the date of this Agreement and are set forth in Section 7.04(c) of the Buyer Disclosure Schedule and (ii) such consents or approvals the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to (A) have a Material Adverse Effect on such GOF Party, or (B) adversely affect or impair in any respect the ability of such GOF Party to perform its obligations under this Agreement; and (d) do not create, impose or give rise to any Lien or any obligation to grant a Lien on any asset of such GOF Party, except for Liens created by the Note Security Documents.

Section 7.05. Compliance with Laws and Court Orders. The GOF Parties are not in violation of, have not violated, to their knowledge are not under investigation with respect to, and, to their knowledge, have not been threatened to be charged with or given written notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree.

Section 7.06. Pledge Agreement. The Pledge Agreement will, when executed by the Buyer, be effective to create in favor of ICI Americas and ICI Finance a legal, valid and enforceable security interest in the Collateral. When the Collateral is delivered to ICI Finance on behalf of itself and ICI Americas, ICI Americas and ICI Finance shall have a Lien on, and security interest in, all right, title and interest of the pledgor thereunder in the Collateral, prior and superior in right to any other Person.

Section 7.07. Purchase for Investment. (a) The Buyer is purchasing the B Notes and the Alta Interest for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the 1933 Act. The Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the B Notes and the Alta Interest and is capable of bearing the economic risks of such investment.

(b)  Without limiting the representations and warranties given by the ICI Parties in Articles 4, 5 and 6, the Buyer acknowledges that it has been given the opportunity to ask questions of and receive answers from the ICI Parties concerning the ICI Parties, the Alta Interest, the B Notes and other related matters. The Buyer further represents and warrants to the ICI Parties that it has been furnished with all information it has requested of the ICI Parties to evaluate the merits and risks of the acquisition of the Alta Interest and the B Notes and that the ICI Parties have made available to the Buyer or its agents all documents and information relating to an investment in the Alta Interest and the B Notes requested by or on behalf of the Buyer. In evaluating the suitability of an investment in the Alta Interest and the B Notes, the Buyer has not relied upon any express or implied representations or warranties made by or on behalf of the ICI Parties, except as expressly set forth in this Agreement.

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Section 7.08. Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the GOF Parties who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement or the Note Security Documents.

ARTICLE 8
ICI PARENT GUARANTEE

ICI Parent hereby irrevocably and unconditionally guarantees to the Buyer the prompt and full discharge by ICI Americas, ICI Finance, ICI Alta and each ICI Permitted Transferee, if any, of all of their respective covenants, agreements, obligations and liabilities under this Agreement (collectively, the “Obligations”), in accordance with the terms of this Agreement. If ICI Americas, ICI Finance or ICI Alta shall default in the due and punctual performance of any Obligation, including the full and timely payment of any amount due and payable pursuant to any Obligation, ICI Parent will forthwith perform or cause to be performed such Obligation and will forthwith make full payment of any amount due with respect thereto at its sole cost and expense. Notwithstanding the foregoing, but without limiting the obligations of ICI Americas under Article 13 and ICI Parent’s guarantee of ICI America’s obligations thereunder, the guarantee by ICI Parent of the Obligations of ICI Alta shall apply only during the period prior to the Final Closing Date and such guarantee (and ICI Parent’s liability with respect to such guarantee) shall cease and be of no further force or effect on or after the Final Closing Date (it being understood that in the event that the Final Closing does not occur, such guarantee shall remain in effect).

ARTICLE 9
AFFIRMATIVE AND NEGATIVE COVENANTS OF THE ICI PARTIES

The ICI Parties covenant and agree with the GOF Parties that prior to and including the earliest to occur of (a) the Final Closing Date, (b) May 15, 2003 and (c) the non-payment by the Buyer of the B Note Completion Payment and/or the Alta Interest Purchase Price upon the occurrence of a Trigger Event:

Section 9.01. Existence .ICI Alta will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

Section 9.02. Notices of Certain Events. Each of ICI Parent and ICI Alta shall promptly notify the Buyer of any notice or other communication it receives from HSCC in respect of or pursuant to the MIOA.

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Section 9.03. Maintaining Records and Inspections; Access to Information. ICI Alta shall keep books of record and account customary for the business and activities conducted by ICI Alta, recognizing that ICI Alta is a wholly-owned holding company which does not conduct any trading activities. ICI Alta will permit any representatives designated by the Buyer to visit and inspect the books and records of ICI Alta at reasonable times and as often as reasonably requested and to make extracts from and copies of its books and records, and, as reasonably requested by the Buyer, permit any representatives designated by the Buyer to discuss the affairs, finances and condition of ICI Alta with the officers thereof. As reasonably requested by the Buyer, ICI Alta will permit the Buyer to discuss with the representatives of the ICI Parties, whose names are set forth in Section 9.03 of the ICI Disclosure Schedule, or any of the individuals from time to time employed in or holding the positions set forth in Section 9.03 of the ICI Disclosure Schedule, (a) matters relating to ICI Alta’s ownership of the HIH Interest and (b) subject to confidentiality provisions acceptable to ICI Alta, the affairs, finances and condition of HIH.

Section 9.04. Conduct of Business. ICI Alta shall conduct its business in the ordinary course consistent with the fact that ICI Alta was formed for the sole purpose of holding the HIH Interest and that it conducts, and will continue to conduct, no business or activities other than (a) holding the HIH Interest and conducting business and activities incidental or relating thereto and (b) immaterial activities of an administrative nature that are incidental to being a wholly-owned Subsidiary within the ICI group.

Section 9.05. Resignations. At the Final Closing, ICI Americas shall deliver to the Buyer letters of resignation from each of the officers of ICI Alta and the members of the Board of Directors of ICI Alta, effective as of the Final Closing.

Section 9.06. Change of Name or Organizational Documents. ICI Alta shall not amend, modify or restate its certificate of incorporation or bylaws or other constitutive or organizational documents; provided that, at or prior to the Final Closing Date, ICI Alta may amend its certificate of incorporation for the sole purpose of changing its legal name to something that does not include the name or letters “ICI” or any trademark or trade name thereof.

Section 9.07. Compliance with Laws and Court Orders. ICI Alta shall comply in all material respects with all laws, statutes, rules, regulations, judgments, injunctions, orders or decrees applicable to the Alta Interest or the HIH Interest or the conduct of ICI Alta or its assets or properties.

Section 9.08. Discharge of Liens. ICI Americas and ICI Alta will take, or cause to be taken, any action required to discharge, or cause to be discharged, any Lien existing at any time in respect of the Alta Interest or the HIH Interest, other

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than any Lien arising under the terms of, or restrictions or obligations expressly imposed by, this Agreement, the HIH LLC Agreement, the MIOA, the Seller Security Documents or the Intercreditor Agreement.

Section 9.09. Good Standing. ICI Alta will remain in good standing under the laws of the State of Delaware.

Section 9.10. Negative Covenants of ICI Americas. ICI Americas shall not:

(a) create, incur, assume or permit to exist any Lien on the Alta Interest or on any income, revenues, rights or benefits in respect thereof;

(b)  merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, if immediately following any such transaction ICI Alta would not be a direct or indirect Affiliate of ICI Parent, unless prior to the effectiveness of such transaction ICI Americas shall have transferred the Alta Interest to ICI Parent or one of its Affiliates (an “ICI Permitted Transferee”) and the ICI Permitted Transferee agrees in writing to become a party to this Agreement and be bound by and comply with the terms hereof and assume and perform the obligations set forth in this Agreement (including, without limitation, this Section 9.10) as if such ICI Permitted Transferee were ICI Americas;

(c)  sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of, the Alta Interest or any part thereof (in a single transaction or in a series of related transactions) other than to an ICI Permitted Transferee; or

(d) enter into any voting trusts, voting agreements, proxies or other agreements or understandings with respect to the voting of the Alta Interest.

Section 9.11. Negative Covenants of ICI Alta. Except as expressly permitted by this Agreement, ICI Alta shall not, and ICI Americas shall not permit ICI Alta to:

(a) incur, create, assume or permit to exist any Indebtedness;

(b)  except as expressly permitted by the Note Security Documents, the HIH LLC Agreement, the MIOA, the Seller Security Documents or the Intercreditor Agreement, create, incur, assume or permit to exist any Lien on any properties or assets, including, without limitation, the HIH Interest, now owned or hereafter acquired by ICI Alta, or on any income, revenues, rights or benefits in respect thereof;

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(c) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell all or substantially all of its capital stock (in a single transaction or in a series of related transactions);

(d) except to HSCC or HIH or any of their Affiliates, or any of their respective designees, pursuant to or as expressly permitted by the MIOA or the HIH LLC Agreement, or except as expressly permitted by the Intercreditor Agreement, sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of (in a single transaction or in a series of related transactions), any of its assets (whether now owned or hereafter acquired) (including, without limitation, the HIH Interest), or purchase, lease, license or otherwise acquire, or agree to purchase, lease, license or otherwise acquire (in a single transaction or a series of related transactions), any assets of any other Person;

(e) declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, in respect of its capital stock; provided that ICI Alta shall be permitted to distribute to ICI Americas any dividends or other distributions (whether in cash, property or otherwise) that ICI Alta receives from HIH in respect of the HIH Interest or proceeds thereon (the amount of any such dividends, distributions or proceeds, “HIH Dividends”); provided further that the aggregate amount of HIH Dividends, at any time, shall not exceed the lesser of (i) $100,000,000 and (ii) the then outstanding balance of the Alta Interest Purchase Price; provided further that, in the event of any taxable sale or exchange, in whole or in part, of the HIH Interest by ICI Alta as permitted by this Agreement, ICI Alta shall be permitted to make a tax distribution to ICI Americas in an amount equal to the product of (i) ICI Alta’s taxable income or gain attributable to such sale or exchange, net of the amount of any net operating loss or similar items of ICI Alta (including carryforwards of the consolidated group of which ICI Alta is a member, but only to the extent that such carryforwards would be apportioned to ICI Alta under applicable law (including Treas. Reg. Section 1.1502-21(b)(2)(iv)) determined as if ICI Alta were filing a separate federal income tax return for the taxable year in which such sale or exchange occurs but without reduction for income not arising from the HIH Interest, and (ii) 38 per cent; provided further that prior to distributing the amount described in the immediately preceding proviso, ICI Alta shall provide to the GOF Parties a schedule setting forth the calculation of the net carryfowards and the amount to be distributed in the manner set forth for providing notice to the parties;

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(f) split, combine or reclassify any of its capital stock or effect a recapitalization or reorganization of its capital stock;

(g) purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or any securities directly or indirectly convertible into or exercisable or exchangeable for any shares of its capital stock or any rights, warrants or options to acquire any such shares or other securities;

(h) issue or authorize the issuance of any shares of its capital stock, any other securities or any securities directly or indirectly convertible into or exercisable or exchangeable for any shares of its capital stock, or any rights, warrants or options to acquire, any of the foregoing; or

(i) except as set forth in the HIH LLC Agreement, enter into any voting trusts, voting agreements, proxies or other agreements or understandings with respect to the voting of the Alta Interest or the HIH Interest.

Section 9.12. Disaffiliation. Except with respect to the transactions contemplated by this Agreement (including, without limitation, the transactions permitted by Section 9.10(b)) or the MIOA, none of the ICI Parties shall take any action or enter into a transaction, agreement, understanding or commitment, the consummation of which would result in the record or beneficial owner of the HIH Interest no longer being an Affiliate of ICI Parent.

Section 9.13. Distributions. ICI Americas and ICI Alta shall notify the GOF Parties in writing within 10 Business Days of the receipt of any HIH Dividends or any Initial Payments, Optional Prepurchase Payment, Completion Payment (each as defined in the MIOA) or other payment received by ICI Alta pursuant to the MIOA.

ARTICLE 10
COVENANTS OF THE ICI PARTIES AND THE BUYER

Section 10.01. Public Announcements. Each of the ICI Parties and the GOF Parties have agreed upon the text of any initial press release and the content of any initial public statement to be made in connection with the execution and delivery of this Agreement or the transactions contemplated hereby. From the time such initial press release or public statement is issued, the parties hereto will consult with each other before issuing any press release or making any public statement relating to the transactions contemplated by this Agreement that is inconsistent with or different from the text or contents agreed pursuant to the

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preceding sentence, and except as may be required by applicable law or by the obligations pursuant to any listing agreement with or the rules of any national securities exchange or national trading system, the parties hereto will not issue any such press release or make any such public statement prior to such consultation.

Section 10.02. Intellectual Property. After the Final Closing, the GOF Parties shall not, and shall cause ICI Alta not to, use the name or letters “ICI” or any trademark or trade name thereof.

Section 10.03. Mandatory Merger Filings. (a) Each of the GOF Parties and the ICI Parties shall use its commercially reasonable best efforts to do all such things as are necessary to ensure that all mandatory merger filings (other than those required to be made prior to the Initial Closing) are made in the correct form as soon as possible following the date hereof and, in any event, within any applicable time limits. Such filings shall be agreed jointly by the GOF Parties and the ICI Parties; and each of the GOF Parties and the ICI Parties shall promptly disclose to the other party any correspondence received from any Competition Authority, and shall not, without the prior approval of the other party, communicate in any way with any Competition Authority, provided, however, that as regards any merger filing made to the European Commission pursuant to Regulation 4064/89 or any other jurisdiction where responsibility for the notification lies solely on the party or parties acquiring control, the GOF Parties shall (i) consult with the ICI Parties, (ii) give the ICI Parties the right to review and comment on any filing to be made with the relevant Competition Authority and on any communication with or from the relevant Competition Authority (save that the ICI Parties shall not have the right to review and comment on any information reasonably considered by the GOF Parties to be confidential information) and (iii) have due regard to the interests of the ICI Parties in ensuring that all mandatory merger filings are obtained, but the GOF Parties shall not be required to agree the filing with the ICI Parties. Each of the GOF Parties and the ICI Parties shall comply promptly with any inquiry or request for additional information from any Competition Authority. The GOF Parties shall comply with, and use all reasonable efforts to offer and agree to provide suitable undertakings to meet, all requirements of any Competition Authority.

(b) Notwithstanding the provisions of Section 10.03(a), each of ICI Parent and the GOF Parties agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the purchase of the Alta Interest as promptly as practicable after, and in any event within 10 Business Days of, the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

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Section 10.04. No Setoff. The Buyer shall not set off or deduct against any and all payments to be made by the Buyer to any of the ICI Parties under this Agreement or any of the Note Security Documents any amount the Buyer or any of its Affiliates is now owed or may hereafter be owed by any of the ICI Parties or any of their respective Affiliates.

Section 10.05. Further Assurances. Each of the ICI Parties and the GOF Parties agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement, the Note Security Documents and the other agreements and instruments referred to in this Agreement. Upon the reasonable request of any of the ICI Parties or the GOF Parties, from time to time, the GOF Parties or the applicable ICI Party or GOF Party, as the case may be, agrees to execute any and all further documents (including financing statements, amendments thereto and continuation statements), agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing and/or termination statements), which is necessary in order to (a) effectuate the transactions contemplated by this Agreement, the Note Security Documents and the other agreements and instruments referred to in this Agreement and (b) grant, preserve, protect, continue the protected status of and confirm or perfect the validity and priority of or release and terminate, as the case may be, the security interests created or intended to be created by the Note Security Documents and (c) transfer title to the Alta Interest, free and clear of Liens other than any Lien arising under the terms of, or restrictions or obligations expressly imposed by, this Agreement, the MIOA, the HIH LLC Agreement or the Intercreditor Agreement.

Section 10.06. Confidentiality. (a) As of the date of this Agreement, the provisions of the Confidentiality Agreement shall be incorporated into this Agreement, as of such provisions were set forth herein in full, mutatis mutandis, and shall apply to all of the transactions contemplated by this Agreement and the Note Security Documents.

(b) Clauses 2.1, 2.2, 2.3 and 2.4 and Clause 3 of the Confidentiality Agreement shall not apply to the disclosure of any Information (as defined in the Confidentiality Agreement) by the Buyer to (i) any potential purchasers or other transferees of all or a portion of the Buyer’s rights and obligations under this Agreement pursuant to Section 14.04 and to any potential source of financing in connection therewith or (ii) any lenders or other creditors of Huntsman Corporation or any of its Affiliates; provided that, with respect to clauses (i) and (ii), (x) the Buyer shall procure that the recipient of such Information shall sign an agreement agreeing to treat all such Information as confidential on terms similar to those contained in the Confidentiality Agreement and (y) ICI Parent shall be included as a third party beneficiary in any such agreement.

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(c) Notwithstanding Clauses 2.1, 2.2 and 2.3 and 3 of the Confidentiality Agreement, the ICI Parties acknowledge and expressly agree that GOF has and shall be permitted to share Information, including the fact that discussions and negotiations have taken place and will continue to take place, concerning the transaction and the terms and conditions thereof with Huntsman Corporation and its Subsidiaries. The ICI Parties further acknowledge that Huntsman Corporation has been provided with copies, including drafts, of all agreements and documentation relating to the transaction, and that GOF and Huntsman Corporation have consulted and will continue to consult on various matters with regard to the transaction from time to time.

Section 10.07. Application of Section 11.12 of the HIH LLC Agreement. (a) No later than 30 days prior to the Final Closing, the Buyer shall obtain the written consent of HSCC pursuant to Section 11.2(x)(i) of the HIH LLC Agreement permitting the transfer and sale of the Alta Interest to the Buyer pursuant to the terms of this Agreement. Upon the provision of such consent and if and to the extent that the provisions of Section 11.12 of the HIH LLC Agreement are applicable as a result of the transfer and sale of the Alta Interest by ICI Alta to the Buyer pursuant to the terms of this Agreement, the applicable GOF Parties shall take the following actions for and on behalf of ICI Alta:

(i) the Buyer shall, and GOF shall cause the Buyer to, take such actions as shall be required to cause the Buyer and ICI Alta to be in compliance with the provisions of, and to discharge both the Buyer’s and ICI Alta’s obligations under, Section 11.12 of the HIH LLC Agreement, including delivering a Transfer Notice (as defined in the HIH LLC Agreement) which shall include an offer to each of the HIH Private Equity Investors from the Buyer to purchase all the Interests (as defined in the HIH LLC Agreement) owned by the HIH Private Equity Investors;

(ii) the GOF Parties shall have the authority and responsibility to act on behalf of ICI Alta in the conduct of the negotiation of any and all agreements, settlements and arrangements with the HIH Private Equity Investors with respect to the provisions of Section 11.12 of the HIH LLC Agreement; provided that the GOF Parties shall timely keep ICI Alta informed regarding the content, scope and status of any negotiations or discussions relating to any such agreement, settlement or arrangement with the HIH Private Equity Investors; provided further that no such agreement, settlement or arrangement entered into prior to the Final Closing shall impose any obligations on ICI Alta unless ICI Alta in its sole discretion shall have consented thereto in writing; and

(iii) the Buyer shall, and GOF shall cause the Buyer to, purchase the HIH Private Equity Investors’ Units or conclude any other arrangements with the HIH Private Equity Investors on a basis that does

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not result, under the terms of Section 11.12(a) of the HIH LLC Agreement, in any cut-back of the amount of the Alta Interest purchased by the Buyer under this Agreement.

(b) So long as the Buyer is timely performing its obligations under Section 10.07(a), ICI Alta shall exclusively act through the GOF Parties in connection with the performance of its obligations under Section 11.12 of the HIH LLC Agreement and ICI Alta shall not independently take any action under such Section 11.12, including without limitation drafting or distributing a Transfer Notice (as defined in the HIH LLC Agreement), initiating discussions or negotiations with the HIH Private Equity Investors, or responding to any discussions or negotiations initiated by the HIH Private Equity Investors other than in a manner consistent with any position communicated to ICI Alta by the GOF Parties.

(c) The GOF Parties and ICI Alta hereby agree that any Transfer Notice (as defined in the HIH LLC Agreement) shall be consistent with the allocation of the Alta Interest Purchase Price as set forth in Section 2.07.

(d) The GOF Parties and ICI Alta hereby agree that the provisions of this Section 10.07 are not intended to confer upon any Person (including, without limitation, any of the HIH Private Equity Investors), other than the parties hereto, any rights, remedies or benefits under this Agreement.

ARTICLE 11
TAX MATTERS

Section 11.01. Definitions. The following terms, as used herein, have the following meanings:

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Final Determination” means (a) any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations), including a “determination” as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD or (b) the payment of Tax by the GOF Parties, ICI Americas or any of their Affiliates, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority; provided that such responsible party determines that no action should be taken to recoup such payment and the other party agrees.

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“Post-Closing Tax Period” means any Tax period beginning after the Final Closing Date; and, with respect to a Tax period that begins on or before the Final Closing Date and ends thereafter, the portion of such Tax period beginning after the Final Closing Date.

“Pre-Closing Tax Period” means any Tax period ending on or before the Final Closing Date; and, with respect to a Tax period that begins on or before the Final Closing Date and ends thereafter, the portion of such Tax period ending on the Final Closing Date.

“Seller Group” means, with respect to federal income Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which ICI Americas is a member and, with respect to state income or franchise Taxes, the consolidated, combined or unitary group of which ICI Americas or any of its Affiliates is a member.

“Tax” means (a) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax, (a “Taxing Authority”) and including any transferee or secondary liability in respect of any Tax (whether imposed by law, contractual agreement or otherwise) and (b) any liability in respect of any tax as a result of being a member of any affiliated, consolidated, unitary or similar group with any other corporation at any time on or prior to the Final Closing Date.

“Tax Asset” means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could be carried forward or back to reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) and losses or deductions deferred by the Code or other applicable law (including, without limitation, pursuant to Section 163(e)(3) or Section 163(j) of the Code).

“Tax Item” means, with respect to any income Tax, any item of income, gain, loss, deduction, and credit.

Section 11.02. Tax Representations. (a) ICI Americas represents and warrants to the GOF Parties as of the date hereof, the Alta Interest Partial Payment Date, and, provided that the Final Closing Date shall have occurred on or prior to May 15, 2003, the Final Closing Date that except as set forth in Section 11.02 of the ICI Disclosure Schedule, (i) all Tax returns, statements, reports and forms (including attachments and schedules thereto) (collectively, the “Returns”) that are material and required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by, or with respect to, ICI Alta have been timely

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filed; (ii) ICI Alta has timely paid all Taxes shown as due and payable on such Returns; (iii) the Returns described in clause (i) are true, correct and complete in all material respects; (iv) the charges, accruals and reserves for Taxes with respect to ICI Alta reflected on the books of ICI Alta are adequate to cover material Tax liabilities accruing through the end of the last period for which ICI Alta ordinarily records items on its books; and (v) there is no action, suit, proceeding, investigation, audit or claim proposed or pending against or with respect to ICI Alta in respect of any material Tax.

(b) ICI Americas represents and warrants to the GOF Parties that, to ICI’s Knowledge, Section 11.02 of the ICI Disclosure Schedule sets forth in all material respects as of the date specified therein (i) the tax basis of ICI Alta in its assets, (ii) the amount of any net operating loss, net capital loss, unused investment credit or other credit, unused foreign tax credit, or excess charitable contribution and losses or deductions deferred by the Code or other applicable law (including, without limitation, pursuant to Section 163(e)(3) or Section 163(j) of the Code) allocable to ICI Alta, and (iii) the amount of any deferred gain or loss allocable to ICI Alta arising out of any intercompany transactions assuming, where necessary, that ICI Alta were to leave any affiliated, consolidated, unitary, or similar group on the Initial Closing, and making other reasonable assumptions as necessary.

(c) ICI Americas represents and warrants to the GOF Parties as of the date hereof that ICI Alta is not a party to any tax sharing agreement or similar arrangement.

Section 11.03. Tax Covenants. (a) The GOF Parties covenant that they will not cause or permit ICI Alta, any Subsidiary or any Affiliate of the GOF Parties (i) to take any action on the Final Closing Date other than in the ordinary course of business, including but not limited to the distribution of any dividend or the effectuation of any redemption, that could give rise to any Tax liability for or reduce any Tax Asset of the Seller Group or give rise to any Loss (as defined in Section 11.06(a)), of the Seller Group, or (ii) to make or change any Tax election, amend any Return, take any Tax position, take any action, omit to take any action or enter into any transaction, merger, or restructuring, that results in any amount of increased Tax liability or reduction of any Tax Asset of ICI Americas or of the Seller Group in respect of any Pre-Closing Tax Period, provided, however, that Section 11.03(a)(ii) shall not apply with respect to the amendment of any Return if such amendment is required as a result of a Final Determination.

(b) All material Returns required to be filed on or after the date of the Final Closing Date with respect to ICI Alta (excluding separate Returns required to be filed by ICI Alta, which shall be filed by ICI Alta) with respect to any Tax Period that ends on or prior to the Final Closing Date will be prepared and filed by ICI Americas when due (taking into account any extension of a required filing

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date). Any separate Return filed by ICI Alta shall be provided to ICI Americas for prior review and approval, which approval shall not be unreasonably withheld or delayed. ICI Americas shall upon reasonable written request by the GOF Parties, (i) provide the GOF Parties with such Tax information relating to ICI Alta that is reasonably necessary for the preparation by ICI Alta after the Final Closing Date of any Tax Return or the payment after the Final Closing Date by ICI Alta of any Tax; and (ii) provide the GOF Parties with a schedule setting forth in reasonable detail the computation and amount of net operating losses, if any, and other tax attributes allocated to ICI Alta as of or after the Final Closing Date. Provided that the GOF Parties gives ICI Americas at least 30 days notice, ICI Americas shall (x) provide the information described in clauses (i) and (ii) of the preceding sentence as soon as such information becomes available or has been prepared, as the case may be, and (y) use its best efforts to provide such information to the GOF Parties by August 15 of the calendar year following the year in which the Final Closing occurs and in any event ICI Americas shall provide such information by no later than August 31 of such calendar year.

(c) The GOF Parties shall promptly pay or cause to be paid to ICI Americas the after-tax amounts of all refunds of Taxes and interest thereon received by the GOF Parties, any Affiliate of the GOF Parties, or ICI Alta attributable to Taxes paid by ICI Americas or ICI Alta (or any predecessor or Affiliate of ICI Americas) with respect to any Pre-Closing Tax Period. If, in lieu of receiving any refund, ICI Alta reduces a Tax liability with respect to a Post-Closing Tax Period or increases a Tax Asset that can be carried forward to a Post-Closing Tax Period, the GOF Parties shall promptly pay or cause to be paid to ICI Americas the amount of such reduction in Tax liability or the amount of any benefit resulting from such increase in Tax Assets, as the case may be. The benefit resulting from an increase in a Tax Asset shall be calculated on the same basis as applicable to Tax Benefit pursuant to Section 11.10(c).

(d) All federal and state and local transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with transactions contemplated by this Agreement (including any real property transfer Tax and any similar Tax) shall be borne and paid 50 per cent by ICI Americas and 50 per cent by the GOF Parties. All foreign transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with transactions contemplated by this Agreement (including any real property transfer Tax and any similar Tax) shall be borne and paid by ICI Americas. Each party will prepare and timely file, at its own expense, all Returns and other documentation with respect to such Taxes that it is required to file and, if required by applicable law, the other party will join in the execution of any such Returns and other documentation.

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(e) At the Final Closing, ICI Americas shall furnish the GOF Parties an affidavit, stating, under penalty of perjury, the transferor’s United States taxpayer identification number and that the transferor is not a foreign person, pursuant to Section 1445(b)(2) of the Code.

(f) Any Tax Return which includes or is based on the operations, ownership, assets or activities of ICI Alta for any Pre-Closing Tax Period, and any Tax Return which includes or is based on the operations, ownership, assets or activities of ICI Alta for any Post-Closing Tax Period to the extent the items reported on such Tax Return might reasonably increase any Tax liability of ICI Americas for any Pre-Closing Tax Period, shall be prepared in accordance with past Tax accounting practices used with respect to the Tax Returns in question (unless such past practices are no longer permissible under the applicable tax law), and to the extent any items are not covered by past practices (or in the event such past practices are no longer permissible under the applicable tax law), in accordance with reasonable Tax accounting practices selected by the filing party with respect to such Tax Return under this Agreement with the consent (not to be unreasonably withheld or delayed) of the non-filing party.

Section 11.04. Tax Sharing Agreements. ICI Americas agrees that after the date hereof it will not cause or permit ICI Alta to enter into any tax sharing agreement or similar arrangements.

Section 11.05. Cooperation on Tax Matters. The GOF Parties and ICI Americas agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to ICI Alta as is reasonably necessary for the filing of any Return (including any report required pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder), for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment. The GOF Parties and ICI Americas agree to retain or cause to be retained all books and records pertinent to ICI Alta until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any Taxing Authority. Each party agrees to give the other party reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters and, if the other party, after receipt of such notice, so requests, the first party shall allow the other party to take possession of such books and records. The GOF Parties and ICI Americas shall cooperate with each other in the conduct of any audit or other proceedings involving ICI Alta for any Tax purposes and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this subsection.

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Section 11.06. Indemnification by ICI Americas. (a) ICI Americas hereby indemnifies and agrees to hold the GOF Parties or any Affiliate of the GOF Parties, including, after the Final Closing, ICI Alta (each, a “Buyer Indemnitee”), harmless from any (i) Tax relating to a Pre-Closing Tax Period, (ii) Tax imposed on ICI Alta under Section 1.1502-6 of the Treasury Regulations or any similar provision of the Tax law as a result of ICI Alta being a member of the affiliated, consolidated, combined or unitary group of which ICI Americas is a member and (iii) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys’ and accountants’ fees and expenses), arising out of or incident to the imposition, assessment or assertion of any such Tax, including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any Tax, described in clause (i) or (ii) above in each case incurred or suffered by the Buyer Indemnitee (the sum of clauses (i), (ii) and (iii) being referred to as a “Loss”); provided, however, that ICI Americas shall have no liability for the payment of any Loss attributable to or resulting from any action taken or caused or permitted to be taken by the GOF Parties in violation of the agreements set forth in Section 11.03(a).

(b) If any claim or demand for Taxes in respect of which indemnity may be sought pursuant to this Section 11.06 is asserted in writing against a Buyer Indemnitee, such Buyer Indemnitee shall notify ICI Americas of such claim or demand in sufficient time to allow ICI Americas to timely respond to such claim or demand, and shall give ICI Americas such information with respect thereto as ICI Americas may reasonably request provided, that failure to give ICI Americas notice of its obligations under this Section 11.06 shall not affect ICI Americas’ obligations hereunder, except to the extent that such failure results in an increase in the Loss incurred or suffered by such Buyer Indemnitee, in which case ICI Americas shall have no liability for the increase in such Loss that results from such Buyer Indemnitee’s failure to give ICI Americas notice under this Section 11.06. ICI Americas may discharge, at any time, its indemnification obligation under this Section 11.06 by paying to the Buyer Indemnitee the amount payable pursuant to this Article 11, calculated on the date of such payment. Provided that ICI Americas has agreed in writing with the Buyer that, subject to the second preceding sentence, ICI Americas is liable for any Taxes resulting from such claim, suit, action, litigation or proceeding (including any Tax audit), ICI Americas may, at its own expense, participate in and, upon notice to the Buyer Indemnitee, assume the defense of any such claim, suit, action, litigation or proceeding (including any Tax audit) but solely with respect to the issue relating to such claim. If ICI Americas assumes such defense, ICI Americas shall have the sole discretion as to the conduct of such defense and the Buyer Indemnitee shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by ICI Americas. Whether or not ICI Americas chooses to defend or prosecute any

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claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

(c) ICI Americas shall not be liable under this Section 11.06 for (i) any Tax the payment of which was made without ICI Americas’ prior written consent or (ii) any settlements effected without the consent of ICI Americas, or resulting from any claim, suit, action, litigation or proceeding with respect to which ICI Americas was not notified pursuant to Section 11.06(b); provided, however, that ICI Americas shall not be relieved of any liability for Taxes pursuant to this Section 11.06(c) to the extent that it has waived its right under Section 11.06(b) to participate in, or assume the defense of, the claim, suit, action, litigation or proceeding giving rise to such Tax.

Section 11.07. Indemnification by the Buyer. (a) Notwithstanding Section 11.06(a), the GOF Parties agree that ICI Americas is to have no liability for any Tax resulting from any action taken or caused or permitted to be taken by the GOF Parties in violation of the agreements set forth in Section 11.03(a), and agrees to indemnify and hold harmless ICI Americas and its Affiliates against (i) any such Tax, (ii) any Loss incurred or suffered by ICI Americas or any of its Affiliates, arising out of a breach by the GOF Parties of any other covenant or agreement contained in this Article 11, and (iii) any Tax or Loss incurred or suffered by ICI Americas arising out of an election by the GOF Parties under Section 338(g) of the Code.

(b) If any claim or demand for Taxes in respect of which indemnity may be sought pursuant to this Section 11.07 is asserted in writing against ICI Americas, ICI Americas shall notify the GOF Parties of such claim or demand in sufficient time to allow the GOF Parties to timely respond to such claim or demand, and shall give the GOF Parties such information with respect thereto as the GOF Parties may reasonably request provided, that failure to give the GOF Parties notice of its obligations under this Section 11.07 shall not affect the GOF Parties’ obligations hereunder, except to the extent that such failure results in an increase in the Loss incurred or suffered by such ICI Americas, in which case the GOF Parties shall have no liability for the increase in such Loss that results from ICI Americas’ failure to give the GOF Parties notice under this Section 11.07. The GOF Parties may discharge, at any time, their indemnification obligation under this Section 11.07 by paying to the ICI Americas the amount payable pursuant to this Article 11, calculated on the date of such payment. Provided that the GOF Parties have agreed in writing with ICI Americas that, subject to the second preceding sentence, the GOF Parties are liable for any Taxes resulting from such claim, suit, action, litigation or proceeding (including any Tax audit), the GOF Parties may, at their own expense, participate in and, upon notice to the ICI Americas, assume the defense of any such claim, suit, action, litigation or proceeding (including any Tax audit) but solely with respect to the issue relating to such claim. If the GOF Parties assume such defense, the GOF Parties shall

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have the sole discretion as to the conduct of such defense and the ICI Americas shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the GOF Parties. Whether or not the GOF Parties choose to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

Section 11.08. Survival. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements contained in Article 11 shall survive for the full period of all statutes of limitations (giving effect to any waiver, mitigation or extension thereof) and the representations and warranties contained in Article 11 shall not survive after the date hereof.

Section 11.09. Proration of Taxes. (a) Tax Items shall be apportioned between Pre-Closing Tax Periods and Post-Closing Tax Periods based on a closing of the books and records of the relevant entity or entities as of the Final Closing Date (provided that any Tax Item incurred by reason of the transactions occurring on or before the Final Closing Date as contemplated by this Agreement shall be treated as occurring in a Pre-Closing Period and any Tax Item incurred by reason of a transaction occurring after the Final Closing Date shall be treated as occurring in a Post-Closing Tax Period.)

(b) ICI Alta will not exercise any option or election (including any election to ratably allocate a Tax year’s items under Treasury Regulation Section 1.1502-76(b)(2)(ii)) to allocate Tax items in a manner inconsistent the foregoing.

Section 11.10. Other. (a) Any payment pursuant to this Article 11 shall be made not later than 30 days after receipt by of written notice stating that any Loss has been paid and providing the amount thereof and of the indemnity payment requested.

(b) The parties agree that any indemnification or similar payments (and/or any payments or adjustments) made pursuant to this Agreement shall be treated for all Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable law.

(c) If an indemnification obligation under this Article 11 arises in respect of an adjustment which makes allowable to the other party any deduction, amortization, exclusion from income or other allowance (a “Tax Benefit”) which would not, but for such adjustment, be allowable, then (i) the party with the obligation to indemnify shall promptly pay to other the full amount for which the other is indemnified pursuant to Article 11, and (ii) to the extent that the other actually reduces its Tax liability as a result of utilizing any such Tax Benefit, which reduction in Tax liability would not have occurred but for such Tax Benefit, the other party shall pay the first party the amount of Taxes actually

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offset by the Tax Benefit within 30 days of the filing of the Tax Return on which such Tax Benefit is so utilized.

ARTICLE 12
TRIGGER EVENTS

Section 12.01. Trigger Events. For the purposes of this Agreement and the Note Security Documents, any one or more of the following events shall be a “Trigger Event”:

(a) a GOF Party shall (i) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (ii) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (iii) make a general assignment for the benefit of creditors, or (iv) resolve by action of its Board of Directors to take any of the foregoing;

(b) an involuntary case or other proceeding shall be commenced against a GOF Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 50 Business Days; or an order for relief shall be entered against a GOF Party, under U.S. federal bankruptcy laws as now or hereafter in effect;

(c) (i) a GOF Party shall assert in a formal legal proceeding that, or (ii) a court of competent jurisdiction shall determine that (other than by reason of any act or omission by or on behalf of any of the ICI Parties or any of its Affiliates), any security interest purported to be created by any Note Security Document is not a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Note Security Document) security interest in the securities, assets or properties covered thereby; or

(d) there shall have occurred a Change of Control of Newco.

If any one or more of the Trigger Events specified in paragraphs (c) and (d) above shall occur and be continuing for any reason whatsoever (whether

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voluntary or involuntary, by operation of law or otherwise), then, and in every such event and at any time thereafter during the continuance of such event, subject to Section 2.06, (A) ICI Americas may by notice to the GOF Parties require the Buyer to immediately purchase the Alta Interest and to immediately pay to ICI Americas the Alta Interest Purchase Price and (B) if the Buyer shall not have previously made the B Note Completion Payment pursuant to Section 2.04(a)(i), ICI Finance may by notice to the Buyer require the Buyer to immediately pay to ICI Finance the B Note Completion Payment, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Buyer, anything contained in this Agreement and/or in any Note Security Documents to the contrary notwithstanding, and the Buyer will perform and pay the same;provided that, in the case of any of the Trigger Events specified in paragraph (a) or (b) above, without any notice to the Buyer or any other act by ICI Americas or ICI Finance, as the case may be, the Buyer shall be required to immediately purchase (x) the Alta Interest and to immediately pay to ICI Americas the Alta Interest Purchase Price and (y) if the Buyer shall not have previously made the B Note Completion Payment pursuant to Section 2.04(a)(i), pay to ICI Finance the B Note Completion Payment, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Buyer, anything contained in this Agreement and/or in any Note Security Documents to the contrary notwithstanding, and the Buyer will perform and pay the same.

Any purchase of and payment for the Alta Interest, and any payment of the B Note Completion Payment, by the Buyer pursuant to this Section 12.01 shall be made in a manner consistent with the provisions of Section 2.05.

ARTICLE 13
SURVIVAL; INDEMNIFICATION; SPECIAL INDEMNIFICATION

Section 13.01. Survival. All covenants, agreements, representations and warranties of the parties hereto contained in this Agreement shall continue in full force and effect after the date hereof, except that the covenants, agreements, representations and warranties set forth in Article 11 shall survive in accordance with the provisions of Section 11.08.

Section 13.02. Indemnification. (a) ICI Americas hereby agrees to and shall indemnify and hold harmless the GOF Parties and their Affiliates from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding, whether amongst the parties to this Agreement or involving a third party) (“Damages”) incurred or suffered by the GOF Parties or any of their Affiliates arising out of or relating to any misrepresentation or breach of warranty (each such misrepresentation or

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breach of warranty, a “Warranty Breach”) or breach of covenant or agreement made or to be performed by ICI Americas or ICI Alta pursuant to this Agreement (other than pursuant to (i) Article 11 or (ii) Section 13.03); provided that, with respect to indemnification by ICI Americas pursuant to this Article 13, the maximum Damages of ICI Americas shall not exceed the aggregate amount it actually shall have received from the Buyer pursuant to this Agreement in respect of the sale of the Alta Interest less the aggregate amount of any payments made by ICI Americas to the GOF Parties pursuant to Section 13.03. ICI Americas hereby agrees that it, on its behalf and on behalf of its successors and assigns, irrevocably waives and relinquishes and shall not pursue any rights of contribution or subrogation against ICI Alta after the Final Closing in respect of any liability or obligation of ICI Americas or ICI Alta pursuant to Section 13.02 (including, without limitation, any payments made to or to be made by ICI Americas pursuant to Section 13.02) in respect of any Warranty Breach or breach of covenant or agreement made or to be performed by ICI Alta pursuant to this Agreement.

(b) ICI Finance hereby agrees to and shall indemnify and hold harmless the GOF Parties and their Affiliates from and against any and all Damages incurred or suffered by the GOF Parties or any of their Affiliates arising out of or relating to any Warranty Breach or breach of covenant or agreement made or to be performed by ICI Finance pursuant to this Agreement; provided that, with respect to indemnification by ICI Finance pursuant to this Article 13, the maximum Damages of ICI Finance shall not exceed the aggregate amount it actually shall have received from the Buyer pursuant to this Agreement in respect of the sale of the B Notes less the aggregate amount of any payments made by ICI Americas to the GOF Parties pursuant to Section 13.03.

(c) ICI Parent hereby agrees to and shall indemnify and hold harmless the GOF Parties and their Affiliates from and against any and all Damages incurred or suffered by the GOF Parties or any of their Affiliates arising out of or relating to any Warranty Breach or breach of covenant or agreement made or to be performed by ICI Parent pursuant to this Agreement; provided that, with respect to indemnification by ICI Parent pursuant to this Article 13, the maximum Damages of ICI Parent shall not exceed the aggregate amount that ICI Americas and ICI Finance actually shall have received from the Buyer pursuant to this Agreement in respect of the sale of the Alta Interest and the B Notes, as the case may be, less the aggregate amount of any payments made by ICI Americas to the GOF Parties pursuant to Section 13.03; provided further that the limitation of liability of ICI Parent contained in this Section 13.02(c) shall not limit the obligations of ICI Parent under Article 8 in respect of the Obligations of ICI Americas and ICI Finance under this Article 13.

(d) The GOF Parties hereby agree to and shall, jointly and severally, indemnify and hold harmless the ICI Parties and their respective Affiliates from

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and against any and all Damages incurred or suffered by any of the ICI Parties or any of their respective Affiliates arising out of or relating to any Warranty Breach or breach of covenant or agreement (other than those contained in Article 11) made or to be performed by the GOF Parties pursuant to this Agreement; provided that, with respect to indemnification by the GOF Parties pursuant to this Article 13, the maximum Damages of the GOF Parties shall not exceed that amount of the Total Purchase Price remaining unpaid as of the date of determination; provided further that notwithstanding anything to the contrary contained in this Agreement, the indemnification provided for in this Section 13.02(d) shall not apply to any obligation to make the B Note Completion Payment and to pay the Alta Interest Purchase Price or in any way contradict or be inconsistent with or be construed to conflict with the provisions of Section 2.06(a).

(e) The GOF Parties hereby agree to and shall, jointly and severally, indemnify and hold harmless the ICI Parties and their respective Affiliates from and against any and all Damages incurred or suffered by any of the ICI Parties or any of their respective Affiliates in connection with the transactions contemplated by this Agreement arising out of or relating to Section 11.12 of the HIH LLC Agreement.

Section 13.03. Special Indemnification. (a) If an Event of Special Indemnification shall have occurred, the Buyer shall (i) have no obligation to consummate the Final Closing and (ii) except in respect of any Buyer Allocated Matter, ICI Americas hereby agrees to and shall indemnify and hold harmless the GOF Parties and their respective Affiliates from and against any and all Damages incurred or suffered by the GOF Parties or any of their respective Affiliates arising out of or relating to such Event of Special Indemnification.

(b) With respect to indemnification by ICI Americas pursuant to this Section 13.03, (i) the minimum Damages shall be:

(A) zero, if the applicable Event of Special Indemnification arose before the B Note Completion Payment shall have been made; or

(B) $75,000,000, if the applicable Event of Special Indemnification arose after the B Note Completion Payment shall have been made but before the Alta Interest Partial Payment shall have been made; or

(C) $100,000,000, if the applicable Event of Special Indemnification arose after the B Note Completion Payment and the Alta Interest Partial Payment shall have been made; and

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(ii) the maximum aggregate Damages in respect of all Events of Special Indemnification shall be $500,000,000 less any payments made by any of the ICI Parties pursuant to Section 13.02(a), Section 13.02(b) and Section 13.02(c).

(c) For purposes of this Section 13.03, “Damages” shall include, but shall not be limited to, consequential, incidental or other special damages, and loss of profits and loss of opportunity costs; provided, however, that any and all Damages shall be reasonably foreseeable, certain and not avoidable. In determining Damages under this Section 13.03, the characterization of any partial payment of the Alta Interest Purchase Price in this Agreement as non-refundable shall be disregarded.

(d) Notwithstanding anything to the contrary contained in this Agreement, if the Final Closing shall occur, the GOF Parties and their respective Affiliates shall be entitled to seek indemnification for Damages pursuant to Section 13.02.

(e) In the event that the minimum indemnification amounts set forth in Section 13.03(b)(i) shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Section 13.03, and this Section 13.03 shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Section 13.03; and, in no event shall such minimum indemnification amounts be considered to be a penalty.

Section 13.04. Limitation On Damages. Notwithstanding anything to the contrary contained in this Agreement, in no event shall any of the GOF Parties, on the one hand, or any of the ICI Parties, on the other hand, be liable to the other for any punitive Damages resulting from any breach of this Agreement except to the extent that they are recovered against any of the GOF Parties or any of the ICI Parties as an Indemnified Party with respect to an indemnified Third Party Claim and provided that nothing in this Section 13.04 shall limit or reduce nor be deemed to limit or reduce any party’s liability to pay any monetary amount or interest expressed under this Agreement to be payable by any party to the other (including, without limitation, the B Note Completion Payment or the Alta Interest Purchase Price).

Section 13.05. Procedures. (a) The party seeking indemnification under Section 13.02 (the “Indemnified Party”) agrees to give prompt notice to the party against whom indemnity is sought (the “Indemnifying Party”) of the assertion of any claim, or the commencement of any suit, action or proceeding (“Claim”) in respect of which indemnity may be sought under Section 13.02 and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request. The failure to so notify the

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Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely prejudiced the Indemnifying Party.

(b) The Indemnifying Party shall be entitled to participate in the defense of any Claim asserted by any third party (“Third Party Claim”) and, subject to the limitations set forth in this Section 13.05, shall be entitled to control and appoint lead counsel for such defense, in each case at its expense.

(c) If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 13.05, (i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld or delayed) before entering into any settlement of such Third Party Claim, if the settlement does not release the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim or the settlement imposes injunctive or other equitable relief against the Indemnified Party and (ii) the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnified Party.

(d) Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

Section 13.06. Calculation of Damages. The amount of any Damages payable under Section 13.02 by the Indemnifying Party shall be net of any amounts recovered by the Indemnified Party under applicable insurance policies.

Section 13.07. Exclusivity. Section 13.02 and Section 13.03 of this Agreement will provide the exclusive remedy, whether at law or in equity, for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated by this Agreement (other than those contained in Article 11); provided, however, that nothing contained in this Section 13.07 shall in any way limit, impair, modify or otherwise affect the rights of the Indemnified Party nor shall there be any limitation of liability of the Indemnifying Party in connection with any such rights of the Indemnified Party to (a) bring a claim, demand, suit or cause of action otherwise available to the Indemnified Party based upon an allegation or allegations that the Indemnifying Party or any of its Affiliates committed fraud or made a willful, knowing or intentional misrepresentation in connection with this Agreement or any of the transactions contemplated hereby (“Fraud Claim”) or (b) to enforce

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any judgment of a court of competent jurisdiction with respect to any Fraud Claim.

ARTICLE 14
MISCELLANEOUS

Section 14.01. Notices. All notices or other communications which are required or permitted under this Agreement shall be in writing and shall be delivered by hand or by an internationally-recognized overnight courier (with confirmation) or sent by telecopy (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to GOF, to:

CSFB Global Opportunities Partners, L.P.
Eleven Madison Avenue, 16th Floor
New York, NY 10010
U.S.A.
Attention: David Matlin
Facsimile: +1-212-325-5252

if to the Buyer, to:

BNAC, Inc.
c/o CSFB Global Opportunities Partners, L.P.
Eleven Madison Avenue, 16th Floor
New York, NY 10010
U.S.A.
Attention: David Matlin
Facsimile: +1-212-325-5252

if to ICI Parent, to:

Imperial Chemical Industries PLC
20 Manchester Square
London W1U 3AN
England
Attention: General Counsel
Facsimile: +44-207-009-5001

if to ICI Americas, to:

ICI Americas Inc.

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10 Finderne Avenue
Bridgewater, NJ 08807
U.S.A.
Attention: Vice President, General Counsel & Secretary
Facsimile: +1-908-203-2950

if to ICI Alta, to:

ICI Alta Inc.
1000 Uniqema Blvd.
New Castle,
Delaware 19720
U.S.A.
Attention: Secretary
Facsimile: +1-302-574-1178

if to ICI Finance, to:

ICI Finance PLC
20 Manchester Square
London W1U 3AN
England
Attention: Company Secretary
Facsimile: +44-207-009-5001

All such notices or communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by an internationally-recognized overnight courier, on the next Business Day after the date of dispatch, and (c) in the case of transmission by telecopy, upon confirmed receipt.

Section 14.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party or parties against whom the waiver is to be effective.

(b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 14.03. Expenses. Except as otherwise expressly provided for in this Agreement, all costs and expenses incurred in connection with the preparation and performance of this Agreement shall be paid by the party incurring such cost

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or expense; provided that all costs and expenses incurred by ICI Alta in connection with this Agreement and in the transactions contemplated hereby shall be the responsibility of and shall be borne by ICI Americas.

Section 14.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of each other party hereto, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, (i) each of the ICI Parties may, without the consent of the Buyer and upon at least 10 days’ prior written notice thereof to the Buyer, (A) assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (other than ICI Parent’s obligations under Article 8) to an ICI Permitted Transferee or (B) appoint one or more agents to act for it for all or any portion of its rights and duties hereunder; provided that no such assignment, delegation, transfer or appointment shall relieve any of the ICI Parties of its obligations under this Agreement, and (ii) the Buyer may, without the consent of the ICI Parties and upon at least 10 days’ prior written notice thereof to the ICI Parties, (A) assign, delegate or otherwise transfer any of its rights or obligations under this Agreement to Newco, an Affiliate of GOF or any member of the Huntsman Group or (B) appoint one or more agents to act for it for all or any portion of its rights and duties hereunder; provided that no such assignment, delegation or transfer shall relieve the Buyer of any of its obligations under this Agreement. Any sale, merger, consolidation or other transaction pursuant to which the holders of outstanding voting stock of a party hereto (other than ICI Parent or GOF) immediately prior to such transaction own, immediately after such merger, consolidation or transaction, securities representing less than a majority of the ordinary voting power of the corporation or other entity surviving such transaction shall be deemed to be an assignment under this Agreement and such transaction shall be subject to the provisions of this Section 14.04; provided that an assignment, delegation or transfer by the Buyer to Newco as described above in this Section 14.04(a) shall not be deemed to be an assignment hereunder.

(b)  If, pursuant to the provisions of Section 14.04(a), any party requests the consent of each other party hereto to any assignment, delegation or other transfer of any of its rights or obligations under this Agreement to any Person other than those specified in Section 14.04(a)(i) and Section 14.04(a)(ii), such party shall contemporaneously confirm in writing to each other party hereto the filings, submissions or notifications, if any, with or to any Competition Authority and the consents or authorizations, if any, from any Competition Authority which would be required or would be reasonably advisable to be obtained or made (the “Relevant Competition Consents”) prior to the Final Closing if such assignment, delegation or other transfer were to take place. Any party shall be entitled to withhold its consent unless the party seeking such consent has

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demonstrated to the reasonable satisfaction of the other parties that the Relevant Competition Consents would not give rise to any substantive antitrust concern by reference to, without limitation, the following criteria (in each case compared to the Relevant Competition Consents which would otherwise be required in the absence of such assignment, delegation or other transfer by the party seeking consent):

(i)  an increase in the number of Relevant Competition Consents required;

(ii)  a reduction in the likelihood of obtaining any Relevant Competition Consent;

(iii)  an increase in the likelihood of any Relevant Competition Consent being made conditional on the giving of any undertaking by any notifying party; or

(iv)  a prolongation of the estimated time period within which the other party reasonably expects that all Relevant Competition Consents shall be obtained.

Section 14.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such State.

Section 14.06. Jurisdiction. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court located in the State of Delaware, and any appellate court with jurisdiction to review decisions of any such court, in any action or proceeding brought by any of the parties hereto arising out of or relating to this Agreement, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court. Notwithstanding the foregoing, nothing in this Agreement shall affect any right that any of the parties may have to (i) bring any action or proceeding relating to this Agreement in any court that has jurisdiction by reason of a case pending under Title 11 of the U.S. Code or (ii) seek recognition or enforcement of any judgment in other jurisdictions by suit on the judgment or in the manner provided by law. Each of the parties hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, (a) each of ICI Parent and ICI Finance hereby (i) appoints ICI Americas as its agent to accept and acknowledge

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on its behalf service of process in any suit, action or proceeding at the address of ICI Americas set forth in Section 14.01 and (ii) agrees that such service upon ICI Americas shall be deemed in every respect effective service of process upon ICI Parent or ICI Finance in any suit, action or proceeding and shall be valid personal service whether or not ICI Parent or ICI Finance shall then be doing, or at any time shall have done, business within the State of Delaware and that any such service shall be of the same force and validity as if service were made upon ICI Parent or ICI Finance according to the laws of the State of Delaware governing such service, and (b) each party agrees that service of process on such party by registered or certified U.S. mail, return receipt requested, shall be deemed effective service of process on such party in respect of proceedings in Delaware.

Section 14.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 14.08. Counterparts; No Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

Section 14.09. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

Section 14.10. Entire Agreement. This Agreement and the Note Security Documents constitute the entire agreement among the parties hereto with respect to the subject matter of this Agreement.

Section 14.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 14.12. Currency. Unless otherwise expressly provided for, all payments and other amounts due and payable hereunder shall be in United States dollars.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

IMPERIAL CHEMICAL INDUSTRIES PLC

By: /s/ R.W.T. Turner

Name: Wynne Turner
Title: Attorney-in-fact

ICI AMERICAS INC.

By: /s/ A. Ransom

Name: Andrew Ransom
Title: Attorney-in-fact

ICI ALTA INC.

By: /s/ A. Ransom

Name: Andrew Ransom
Title: Attorney-in-fact

ICI FINANCE PLC

By: /s/ R.W.T. Turner

Name: Wynne Turner
Title: Attorney-in-fact

BNAC, INC.

By: /s/ David J. Matlin

Name: David J. Matlin
Title: President

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CSFB GLOBAL OPPORTUNITIES PARTNERS, L.P.

By:	CSFB GLOBAL OPPORTUNITIES ADVISERS, LLC, as its investment advisor

By: /s/ David J. Matlin

Name: David J. Matlin
Title: Vice President

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EXHIBIT A

PLEDGE AGREEMENT

June 14, 2002

among

     BNAC, INC.

ICI AMERICAS INC.

and

ICI FINANCE PLC

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PLEDGE AGREEMENT dated as of June 14, 2002 by and among BNAC, Inc., a Delaware corporation (together with its successors and assigns, the “Pledgor”), ICI Americas Inc., a Delaware corporation (“ICI Americas”) and ICI Finance PLC, a company incorporated in England and Wales (“ICI Finance”).

W I T N E S S E T H :

WHEREAS, immediately prior to the Initial Closing under the Sale and Purchase Agreement (as hereafter defined), ICI Finance was the record and beneficial owner of all of the 8% Senior Subordinated Reset Discount Notes due 2009 (the “Pledged Notes”) issued by Huntsman International Holdings LLC, a Delaware limited liability company (“HIH” or the “Issuer”), pursuant to the Amended and Restated Indenture dated as of November17, 2000, between HIH and Bank One, N.A., as amended by the Amended and Restated Indenture dated as of December 20, 2001 (the “B Note Indenture”);

WHEREAS ICI Americas is the record and beneficial owner of all of the issued and outstanding capital stock (the “Alta Interest”) of ICI Alta Inc., a Delaware corporation (“ICI Alta”);

WHEREAS (a) at the Initial Closing, ICI Finance is selling to the Pledgor, and the Pledgor is purchasing from ICI Finance, the Pledged Notes, and (b) ICI Americas has agreed to sell to the Pledgor, and the Pledgor has agreed to buy from ICI Americas, the Alta Interest, in each case, all pursuant to the terms and subject to the conditions set forth in the Sale and Purchase Agreement;

WHEREAS the Pledgor, Imperial Chemical Industries PLC, a company incorporated in England and Wales (“ICI Parent”), ICI Alta, ICI Americas and ICI Finance (together with ICI Parent, ICI Alta and ICI Americas, the “ICI Parties”) are parties to the Sale and Purchase Agreement of even date herewith (as the same may be amended from time to time, the “Sale and Purchase Agreement”); and

WHEREAS in order to induce the ICI Parties to enter into the Sale and Purchase Agreement, the Pledgor has agreed to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure the Secured Obligations (as hereafter defined).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. Terms defined in the Sale and Purchase Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. Unless otherwise defined herein, or unless the

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context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated. The following additional terms, as used herein, have the following respective meanings:

“Collateral” means:

(a)  the Pledged Notes and any certificates representing the Pledged Notes and all interest, distributions and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange or substitution for any or all of the Pledged Notes;

(b)  all of the Pledgor’s rights to receive interest and principal, as well as any right to any other monies due or to become due to the Pledgor in respect of the Pledged Notes, whether now existing or hereafter arising, whether pursuant to the terms of the B Note Indenture, arising at law or in equity or otherwise;

(c)  all of the right, title and interest of the Pledgor in the B Note Indenture, the HIH Registration Rights Agreement and the GOF Private Sale Letter Agreement; and

(d)  any and all proceeds, monies and claims for monies due or to become due or arising from or in connection with any of the foregoing Collateral. For purposes of this Agreement, the term “proceeds” includes whatever is receivable or received when the Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“GOF Private Sale Letter Agreement” means the letter agreement dated as of the date hereof by and among HIH, the Pledgor and CSFB Global Opportunities Partners, L.P. pursuant to which, among other things, HIH has agreed to make certain representations, warranties and indemnities for the benefit of a potential purchaser of the Pledged Notes.

“HIH Private Sale Letter Agreement” means the letter agreement dated as of December 20, 2001 by and between HIH and ICI Finance pursuant to which, among other things, HIH has agreed to make certain representations, warranties and indemnities for the benefit of a potential purchaser of the Pledged Notes.

“HIH Registration Rights Agreement” means the Registration Rights Agreement dated as of June 30, 1999 by and between HIH and ICI Finance, as amended by the HIH Private Sale Letter Agreement.

“Non Payment Event” means the failure of the Pledgor to pay in full (a) the B Note Completion Payment, and/or (b) the Alta Interest Purchase Price,

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pursuant to the terms of the Sale and Purchase Agreement, in each case whether on or prior to May 15, 2003 or whether following the occurrence of a Trigger Event.

“Secured Obligations” means the due and punctual payment by the Pledgor of (a) the B Note Completion Payment less, if applicable, the B Note Payment Reduction Amount, to ICI Finance, (b) the Alta Interest Purchase Price to ICI Americas and (c) the amount of any and all out-of-pocket expenses, including the reasonable fees and disbursements of counsel and of any other experts, which the Secured Parties may incur in connection with (x) the enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, priority, rank and value of any Security Interest, (y) the collection, sale or other disposition of any of the Collateral or (z) the exercise by the Secured Parties of any of the rights conferred upon them hereunder, including any renewals or extensions of any of the foregoing in accordance with the terms thereof.

“Secured Parties” means (a) ICI Americas and its successors and assigns and (b) ICI Finance and its successors and assigns. For so long as ICI Americas and ICI Finance are under the common control of ICI Parent, each of the Secured Parties shall be entitled to act as agent for the other Secured Parties in connection with this Agreement.

“Security Interests” means the security interests in the Collateral granted hereunder securing the Secured Obligations.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Delaware as set forth in Subtitle I of Title 6 of such Code; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Delaware, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

Section 2. Representations and Warranties. The Pledgor represents and warrants to each of the Secured Parties as follows:

(a)  Power to Pledge.The Pledgor has the power and authority to pledge the Collateral in the manner contemplated hereby.

(b)  Title to Pledged Notes. Assuming that ICI Finance has conveyed and delivered to the Pledgor good, valid and marketable title to the Pledged Notes pursuant to the Sale and Purchase Agreement, the

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Pledgor is and at all times will continue to be the direct owner, beneficially and of record, of all of the Pledged Notes free and clear of any Liens other than the Security Interests. Assuming that ICI Finance has conveyed and delivered to the Pledgor the Pledged Notes free and clear of all Liens, none of the Pledged Notes is subject to any options to purchase or similar rights of any Person and none of the Pledged Notes is subject to prior written pledges or Liens in favor of any other Person, other than Liens created with the prior written consent of the Secured Parties (which consent shall not be unreasonably withheld) in favor of a third party for the sole purpose of discharging the Secured Obligations. The Pledgor is not and will not become a party to or otherwise bound by any agreement, other than this Agreement and the Sale and Purchase Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Notes with respect thereto or which might prevent the Secured Parties from enforcing any of the terms and conditions of this Agreement or which would limit the Secured Parties in any such enforcement. No security agreement, financing statement or other instrument or public notice with respect to all or any part of the Collateral is on file or of record in any government or public office against the Pledgor, and the Pledgor has not filed or consented to the filing of any such agreement, statement, instrument or notice except such as may have been or will be filed or consented to in favor of the Secured Parties with respect to the Security Interests hereunder. No consent or approval of any Person or Governmental Entity is required to be obtained in connection with the execution, delivery, performance or enforcement by the Pledgor of this Agreement or if any such consent or approval is required, such consent or approval has been obtained.

(c) Validity, Perfection and Priority of Security Interests. This Agreement will be effective to create in favor of the Secured Parties legal, valid and enforceable security interests in the Collateral. By virtue of the execution and delivery of this Agreement and the Sale and Purchase Agreement by the Pledgor, upon the delivery of the Pledged Notes to ICI Finance on behalf of the Secured Parties in accordance with Section 4 hereof and the filing of a UCC-1 financing statement in the State of Delaware, the Secured Parties will have a valid and perfected security interest in the Collateral, and, assuming that ICI Finance has conveyed and delivered to the Pledgor good, valid and marketable title to the Pledged Notes pursuant to the Sale and Purchase Agreement, subject to no prior Lien, which security interest is prior to any other security interests in the Collateral. Except for such filing, no registration, recordation or filing with any Governmental Entity is required in connection with the execution or delivery of this Agreement or necessary for the validity or

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enforceability hereof or for the perfection or enforcement of the Security Interests.

(d) UCC Filing Location. The Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The full legal name of the Pledgor is as set forth herein and the Pledgor has not since its formation, and does not do, business under any other name (including any trade name or business name). Under the Uniform Commercial Code, no filing in any office other than in the office of such Secretary of State or any other action is required to perfect a security interest in the Collateral.

(e) No Winding Up. The Pledgor has not taken any corporate action, nor have any steps been taken or legal proceedings been commenced or threatened, against the Pledgor, for the winding up, dissolution, administration or reorganization (whether by voluntary arrangement, scheme or arrangement or otherwise) or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of the Pledgor or any of its assets or revenues.

Section 3. Pledge. In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all the obligations of the Pledgor hereunder:

(a) As of the Initial Closing (as defined in the Sale and Purchase Agreement), the Pledgor hereby collaterally assigns and pledges to the Secured Parties and grants to the Secured Parties a security interest in the Collateral. Contemporaneously with the execution and delivery hereof, (i) the Pledgor is delivering the Pledged Notes to ICI Finance, on behalf of the Secured Parties, in pledge hereunder and (ii) ICI Finance is delivering to the Pledgor a written acknowledgement of receipt of the Pledged Notes.

(b) In the event that the Issuer at any time issues any additional or substitute notes to the Pledgor, or issues any other property in substitution for the Pledged Notes to the Pledgor, the Pledgor will immediately pledge and deposit with ICI Finance on behalf of the Secured Parties all such additional or substitute notes (or certificates or instruments evidencing such notes) or other property. Upon receipt of any additional or substitute notes (or certificates or instruments evidencing such notes) or other property, ICI Finance shall deliver to the Pledgor a written acknowledgement of receipt. All such additional or substitute notes and instruments constitute Pledged Notes and all such other property constitutes Collateral subject to all provisions of this Agreement.

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(c) The Security Interests are granted as security only and shall not subject the Secured Parties to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor or any of its Subsidiaries with respect to any of the Collateral or any transaction in connection therewith.

(d) The Pledgor will not create, incur, assume or permit to exist any Lien on the Collateral, other than pursuant hereto or with the consent of the Secured Parties (which consent shall not be unreasonably withheld), in favor of a third party for the sole purpose of discharging the Secured Obligations. If the validity or priority of this Agreement or of any rights, titles, security interests or other interests created or evidenced hereby or thereby shall be attacked, endangered or questioned, or if any legal proceedings are instituted with respect thereto, the Pledgor will give prompt written notice thereof to the Secured Parties and at the Pledgor’s own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and appropriate steps for the defense of such legal proceedings. The Secured Parties (whether or not named as a party to legal proceedings with respect thereto) are hereby authorized and empowered to take such additional steps as in their sole judgment and discretion may be reasonably necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the rights, titles, security interests and other interests created or evidenced hereby or thereby.

(e) The Pledgor will defend its title or interest to or in the Collateral against any and all Liens (other than the Lien created by this Agreement or Liens created prior to the Initial Closing) however arising, of all persons other than the Secured Parties or their respective Affiliates.

Section 4. Delivery of Pledged Notes. All Pledged Notes shall be delivered by the Pledgor to ICI Finance on behalf of the Secured Parties duly endorsed in blank, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Secured Parties. Contemporaneously with delivery of the Pledged Notes, ICI Finance shall deliver to the Pledgor a written acknowledgement of receipt of the Pledged Notes.

Section 5. Further Assurances. (a) If the Pledgor shall become entitled to receive or shall receive any instrument, certificate, option or right, whether as an addition to, in substitution of, or in exchange for, the Collateral or any part thereof, the Pledgor shall accept any such instruments and certificates as agent for the Secured Parties, shall hold them in trust for the Secured Parties, and shall deliver them forthwith to ICI Finance on behalf of the Secured Parties in the exact form received with the Pledgor’s endorsement when necessary, to be held by ICI

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Finance on behalf of the Secured Parties, subject to the terms and conditions hereof, as further collateral security for the Secured Obligations.

(b) Upon the reasonable request of the Secured Parties, from time to time, at the Pledgor’s expense and in such manner and form as the Secured Parties may reasonably require, the Pledgor agrees to execute any and all further documents (including financing statements, amendments thereto and continuation statements), agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing and/or termination statements), which is necessary in order to (i) effectuate the transactions contemplated by this Agreement and the other agreements and instruments referred to in this Agreement and (ii) grant, preserve, protect, continue the protected status of and confirm or perfect the validity and priority of or release and terminate, as the case may be, the Security Interests created or intended to be created by this Agreement. Without limiting the generality of the foregoing, the Secured Parties are hereby authorized to execute and file, in the name of the Pledgor or otherwise, financing statements, amendments thereto and continuation statements necessary or desirable in their judgment to perfect or continue the perfected status of the Security Interests granted under this Agreement without any further action on the part of the Pledgor. The Pledgor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Pledgor shall pay the reasonable costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

(c) The Pledgor agrees that it will not change its name or jurisdiction of organization in any manner or take any action that will cause it to no longer be a duly formed and validly existing corporation under the laws of the State of Delaware, unless it shall have given the Secured Parties not less than 30 days’ prior written notice of its intention to do so and shall have provided such information in connection therewith as the Secured Parties may reasonably request.

Section 6. Record Ownership of Pledged Notes. Upon the occurrence and during the continuance of a Non Payment Event, the Secured Parties may, in their sole discretion, cause any or all of the Pledged Notes to be transferred of record into one or both of the names of the Secured Parties or their respective nominees, as Secured Parties; provided that any such transfer of record shall in no event limit, prevent or otherwise impair the obligation of the Pledgor to complete the purchase of the Pledged Notes pursuant to Section 3.03 of the Sale and Purchase Agreement. The Pledgor will promptly give to the Secured Parties copies of any notices or other communications received by it with respect to Pledged Notes and the Secured Parties will promptly give to the Pledgor copies of any notices and communications received by the Secured Parties with respect to Pledged Notes.

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Section 7. Right to Receive Distributions on Collateral. Upon the occurrence and during the continuance of any Non Payment Event, the Secured Parties shall have the right to be paid and receive and to retain as Collateral hereunder, all interest and other payments and distributions made upon or with respect to the Collateral, and the Pledgor shall take all such action as the Secured Parties may deem necessary or appropriate to give effect to such right. All such interest and other payments and distributions which are received by the Pledgor during the continuance of a Non Payment Event shall be received in trust for the benefit of the Secured Parties and, if the Secured Parties so direct during the continuance of a Non Payment Event, shall be segregated from other funds of the Pledgor and shall, forthwith upon demand by the Secured Parties during the continuance of an a Non Payment Event, be paid over to the Secured Parties as Collateral in the same form as received (with any necessary endorsement), and the Secured Parties shall deliver a written acknowledgement of receipt of all interest and other payments and distributions received. After all Non Payment Events have been cured or waived, the Secured Parties’ rights to receive and retain interest and other payments and distributions under this Section 7 with respect to such Non Payment Events shall cease and each of the Secured Parties shall pay over to the Pledgor any such Collateral retained by it during the continuance of a Non Payment Event.

Section 8. General Authority of the Secured Parties. The Pledgor hereby irrevocably appoints each of the Secured Parties as its true and lawful attorney to act jointly or severally, with full power of substitution, in the name of the Pledgor and the Secured Parties, for the sole use and benefit of the Secured Parties, but at the reasonable expense of the Pledgor, to the extent permitted by law, to exercise at any time and from time to time upon the occurrence and during the continuance of any Non Payment Event, in all cases subject to and in compliance with the UCC, all or any of the following powers with respect to all or any of the Collateral:

(a) to demand, sue for, collect, receive and give acquaintance for any and all monies due or to become due upon or by virtue thereof,

(b) to reasonably settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(c) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Secured Parties were the absolute owners thereof, and

(d) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

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provided that either of the Secured Parties shall give the Pledgor not less than 10 days’ prior notice of the time and place of any sale or other intended disposition of any of the Collateral except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Secured Parties and the Pledgor agree that such notice constitutes “reasonable notification” within the meaning of Section 9-611(d) of the Uniform Commercial Code.

Section 9. Remedies Upon a Non Payment Event.

(a) Subject to the provisions of Section 2.06 and Article 3 of the Sale and Purchase Agreement, upon the occurrence and during the continuance of a Non Payment Event, the Secured Parties may exercise all the rights of secured parties after default under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Secured Parties may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell the Collateral or any part thereof at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Secured Parties may deem satisfactory. Either or both of the Secured Parties may be the purchaser(s) of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Secured Parties are authorized, in connection with any such sale, if they deem it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Collateral, (ii) to cause to be placed on certificates for any or all of the Collateral a legend to the effect that such security has not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be disposed of in violation of the provision of the Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Secured Parties reasonably deem necessary or advisable in order to comply with the Act or any other law.

(b) The Pledgor will execute and deliver such documents and take such other action as the Secured Parties reasonably deem necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale, ICI Finance on behalf of the Secured Parties shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay, valuation or appraisal which it has or may have under any law now existing or hereafter

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adopted. The notice of such sale required by Section 8 shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of a sale at a broker’s board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (iii) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Parties may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Secured Parties may determine. The Secured Parties shall not be obligated to make any such sale pursuant to any such notice. The Secured Parties may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by ICI Finance for the benefit of the Secured Parties until the selling price is paid by the purchaser thereof, but the Secured Parties shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The Secured Parties, instead of exercising the power of sale herein conferred upon them, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

Section 10. Limitation on Duty of the Secured Parties in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Secured Parties shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Secured Parties shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in their possession if the Collateral is accorded treatment substantially equal to that which they accord their own property of a similar nature, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any bank, trust company or professional custodian acting as agent or bailee selected by the Secured Parties in good faith.

Section 11. Application of Proceeds. Upon the occurrence and during the continuance of a Non Payment Event, the proceeds of any sale of, any collection from or other realization upon, all or any part of the Collateral and any cash held shall be applied by the Secured Parties in the following order of priorities:

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first, to the payment of the expenses of such sale, collection or other realization, including reasonable compensation to any counsel for the Secured Parties, and all expenses, liabilities and advances incurred or made by the Secured Parties in connection therewith;

second, to the payment of the Secured Obligations; and

third, to pay to the Pledgor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral.

Section 12. Effectiveness; Termination of Security Interests. This Agreement and the Security Interests granted hereby shall become effective as of the date of this Agreement, and shall terminate on the date the B Note Completion Payment or the Adjusted B Note Completion Payment, as applicable, has been paid to ICI Finance. Upon any such termination, (a) all rights to the Collateral shall revert to the Pledgor, (b) the Secured Parties shall release any and all bonds powers and instruments representing the same, and (c) the Secured Parties shall execute and deliver to the Pledgor a release and termination, in form and substance reasonably satisfactory to the Pledgor, releasing and terminating the Security Interests and any other acknowledgements and documents necessary, in the reasonable judgment of the Pledgor, to evidence the release and termination of the Security Interests and (d) the obligation of the Pledgor to pay the Alta Interest Purchase Price shall be without any recourse to the Pledgor or any of its assets or properties, including the Pledged Notes.

Section 13. Notices. All notices or other communications which are required or permitted under this Agreement shall be in writing and shall be delivered by hand or by an internationally recognized overnight courier (with confirmation) or sent by telecopy (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Pledgor, to:

BNAC, Inc.
c/o CSFB Global Opportunities Partners, L.P.
Eleven Madison Avenue, 16th Floor
New York, NY 10010
U.S.A.
Attention: David Matlin
Facsimile: +1-212-325-5252

if to ICI Americas, to:

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ICI Americas Inc.
10 Finderne Avenue
Bridgewater, NJ 08807
U.S.A.
Attention: Vice President, General Counsel & Secretary
Facsimile: +1-908-203-2950

if to ICI Finance, to:

ICI Finance PLC
20 Manchester Square
London W1U 3AN
England
Attention: Company Secretary
Facsimile: +44-207-009-5001

All such notices or communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by an internationally-recognized overnight courier, on the next Business Day after the date of dispatch, and (c) in the case of transmission by telecopy, upon confirmed receipt.

Section 14. Amendments and Waivers, Non-Exclusive Remedies. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 15. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement or any interest herein or in the Collateral (and any such attempted assignment shall be void) without the written consent of each other party hereto, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, (a) each of the Secured Parties may, without the consent of the Pledgor and upon at least 10 days’ prior written notice thereof to

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the Pledgor, (i) assign, delegate or otherwise transfer any of its rights or obligations under this Agreement to an ICI Permitted Transferee or (ii) appoint one or more agents to act for it for all or any portion of its rights and duties hereunder; provided that no such assignment, delegation, transfer or appointment shall relieve any of the Secured Parties of its obligations under this Agreement, and (b) the Pledgor may, without the consent of the Secured Parties and upon at least 10 days’ prior written notice thereof to the Secured Parties, (i) assign, delegate or otherwise transfer any of its rights or obligations under this Agreement to Newco, an Affiliate of GOF or any member of the Huntsman Group or (ii) appoint one or more agents to act for it for all or any portion of its rights and duties hereunder; provided that no such assignment, delegation or transfer shall relieve the Pledgor of any of its obligations under this Agreement. Any sale, merger, consolidation or other transaction pursuant to which the holders of outstanding voting stock of a party hereto immediately prior to such transaction own, immediately after such merger, consolidation or transaction, securities representing less than a majority of the ordinary voting power of the corporation or other entity surviving such transaction shall be deemed to be an assignment under this Agreement and such transaction shall be subject to the provisions of this Section 15; provided that an assignment, delegation or transfer by the Pledgor to Newco as described above in this Section 15 shall not be deemed to be an assignment hereunder.

Section 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 17. Jurisdiction. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court located in the State of Delaware, and any appellate court with jurisdiction to review decisions of any such court, in any action or proceeding brought by any of the parties hereto arising out of or relating to this Agreement, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court. Notwithstanding the foregoing, nothing in this Agreement shall affect any right that any of the parties may have to (a) bring any action or proceeding relating to this Agreement in any court that has jurisdiction by reason of a case pending under Title 11 of the U.S. Code or (b) seek recognition or enforcement of any judgment in other jurisdictions by suit on the judgment or in the manner provided by law. Each of the parties hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, (a) ICI Finance hereby (i)

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appoints ICI Americas as its agent to accept and acknowledge on its behalf service of process in any suit, action or proceeding at the address of ICI Americas set forth in Section 13 and (ii) agrees that such service upon ICI Americas shall be deemed in every respect effective service of process upon ICI Finance in any suit, action or proceeding and shall be valid personal service whether or not ICI Finance shall then be doing, or at any time shall have done, business within the State of Delaware and that any such service shall be of the same force and validity as if service were made upon ICI Finance according to the laws of the State of Delaware governing such service, and (b) each party agrees that service of process on such party by registered or certified U.S. mail, return receipt requested, shall be deemed effective service of process on such party in respect of proceedings in Delaware.

Section 18. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 19. Counterparts; No Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

Section 20. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 21. Section 2.06 and Article 3 of the Sale and Purchase Agreement. In exercising their rights and remedies hereunder, the Secured Parties shall be subject to Section 2.06 and Article 3 of the Sale and Purchase Agreement.

Section 22. Survival. All covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall continue in full force and effect until this Agreement has terminated in accordance with Section 12 hereof.

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Section 23. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BNAC, INC.

By:

Name:
Title:

ICI AMERICAS INC.

By:

Name:
Title:

ICI FINANCE PLC

By:

Name:
Title:

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EXHIBIT B

UCC FINANCING STATEMENT

A.	Name & phone of contact at filer

B.	Send acknowledgement to:

Wendy L Walter Esq. Morris, Nichols, Arsht & Tunnell 1201 N.Market Street PO Box 1347 Wilmington, DE 19899-1347

1.	Debtors exact full legal name

1a	Organisation’s name
BNAC, Inc

1b	Individual’s last name

First name

Middle name

Suffix

1c	Mailing address
C/O CSFB Global Opportunities Partners, L.P., Eleven Madison Ave., 16th Floor

City
New York

State
NY

Postal Code
10010

Country
USA

1d	Tax ID# SSN or EIN

1e	Type of organisation
Corporation

1f	Jurisdiction of organisation
Delaware

1g	Organisational ID#

2	Additional debtor’s exact full legal name

2a	Organisation’s name

2b	Individual’s last name

First name

Middle name

Suffix

2c	Mailing address

City

State

Postal code

Country

2d	Tax ID# SSN or EIN

2e	Type of organisation

2f	Jurisdiction of organisation

2g	Organisational ID#

3.	Secured party’s name (or name of total assignee of assignor S/P)

3a	Organisation’s name
ICI Americas Inc.

3b	Individual’s last name

First name

Middle name

Suffix

3c	Mailing address
10 Finderne Avenue

City
Bridgewater

State
NJ

Postal Code
08807

Country
USA

4.	This financing statement covers the following collateral:

All of Debtor’s right, title and interest in and to the 8% Senior Subordinated Reset Discount Notes due 2009 (the “Pledged Notes”) issued by Huntsman International Holdings LLC (“HIH”), pursuant to the Amended and Restated Indenture dated as of November 17, 2000, between HIH and Bank One, N.A, as amended by the Amended and Restated Indenture dated as of December 20, 2001 (the “B Note Indenture”), and any certificates representing the Pledged Notes and all interest, distributions and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange or substitution for any or all of the Pledged Notes; all of Debtor’s rights to receive interest and principal, as well as any right to any other monies due or to become due to Debtor in respect of the Pledged Notes, whether now existing or hereafter arising whether pursuant to the terms of the B Note Indenture, arising at law or in equity or otherwise, all of the right, title and interest of Debtor in (1) the B Note Indenture, (2) the Registration Rights Agreement date as of June 30, 1999 by and between HIH and ICI Finance PLC, is amended by the Letter Agreement dated as of December 20, 2001 between HIH and ICI Finance PLC, and (3) the Letter Agreement dated as of June 14, 2002 by and among HIH, Debtor and CSFB Global Opportunities Partners, L.P.; and any and all proceeds, monies and claims for monies due or to become due or arising from or in connection with any of the foregoing collateral.

5.	Alternative designation
Lessee/lessor
consignee/consignor
bailee/baillor
X seller/buyer
Non-UCC filing
ag. Lien

6.	This financing statement is to be filed (for record) (or recorded) in the real estate records

7.	Check to request search report(s) on debtor(s)
All debtors Debtor 1 Debtor 2

8.	Optional filer reference data

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UCC FINANCING STATEMENT

9.	Name of first debtor on related financing statement

9a	Organisations Name
BNAC Inc.

OR

9b	Individual’s last name

First name

Middle name/Suffix

Suffix

10.	Miscellaneous

11.	Additional Debtor’s exact full legal name

11a	Organisations Name

OR

11b	Individual’s last name

First name

Middle name

Suffix

Mailing address

City

State

Postal Code

Country

Tax ID# SSN or EIN

Type of organisation

Jurisdiction of organisation

Organisational ID#

12.	Additional Secured Party’s

12a	Organisations name
ICI Finance PLC

OR

Individuals last name

First name

Middle name

Suffix

Mailing address
20 Manchester Square

City
London

State

Postal code
W1U 3AN

Country
England

13	The Financing Statement

15	Name and address of

16	Additional
For the purposes of this financing statement, the term “proceeds” includes whatever is receivable or received when the foregoing collateral or proceeds are sold, exchanged, collected or otherwise disposed of, wheher such disposition is voluntary or involuntary.

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EXHIBIT C

UCC FINANCING STATEMENT

A.	Name & phone of contact at filer

B.	Send acknowledgement to:

Rebecca E Bowman, Esq. Orrick, Herrington & Sutcliffe LLP 777 S. Figueroa Street, Suite 3200 Los Angeles, California 90017

1.	Debtors exact full legal name

1a	Organisation’s name
ICI Americas Inc

1b	Individual’s last name

First name

Middle name

Suffix

1c	Mailing address
10 Finderne Avenue

City
Bridgewater

State
NJ

Postal Code
08807

Country
USA

1d	Tax ID# SSN or EIN

1e	Type of organisation
Corporation

1f	Jurisdiction of organisation
Delaware

1g	Organisational ID#

2	Additional debtor’s exact full legal name

2a	Organisation’s name

2b	Individual’s last name

First name

Middle name

Suffix

2c	Mailing address

City

State

Postal code

Country

2d	Tax ID# SSN or EIN

2e	Type of organisation

2f	Jurisdiction of organisation

2g	Organisational ID#

3.	Secured party’s name (or name of total assignee of assignor S/P)

3a	Organisation’s name
BNAC, INC.

3b	Individual’s last name

First name

Middle name

Suffix

3c	Mailing address
Eleven Madison Avenue, 16th Floor

City
New York

State
NY

Postal Code
10010

Country
USA

4.	This financing statement covers the following collateral:

See EXHIBIT A attached hereto and incorporated herein by this reference.

5.	Alternative designation
Lessee/lessor consignee/consignor bailee/baillor X seller/buyer Non-UCC filing ag. Lien

6.	This financing statement is to be filed (for record) (or recorded) in the real estate records

7.	Check to request search report(s) on debtor(s)
All debtors Debtor 1 Debtor 2

8.	Optional filer reference data
Filing Jurisdiction: DE SOS (10057-9)

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EXHIBIT A TO UCC – 1 FINANCING STATEMENT

1.	The name and address of seller (“Seller”) is as follows:

ICI Americas Inc. 10 Finderne Avenue Bridgewater, NJ 08807

2.	The name and address of buyer (“Buyer”) is as follows:

BNAC, Inc.
Eleven Maidson Avenue, 16th Floor New York, NY 10010

3.	Notice of Purchase Obligation. This Financing Statement serves as notice that Buyer has a right to purchase, on or prior to May 15, 2003, all of Seller’s right, title and interest in and to the ICI Alta Interest pursuant to the terms of the Sale and Purchase Agreement. This Financing Statement is intended to give notice to third parties of Buyer’s contract right to purchase the ICI Alta Interest and does not evidence or constitute the granting of any ownership or security interest in the ICI Alta Interest in favor of Buyer.

4.	Definitions.

“ICI Alta Interest” means all of the issued and outstanding capital stock of ICI Alta Inc., a Delaware corporation.

“Sale and Purchase Agreement” means that certain SALE AND PURCHASE AGREEMENT dated as of June 14, 2002, by and among Imperial Chemical Industries PLC, a company incorporated in England and Wales, ICI Alta Inc., a Delaware corporation, ICI Finance PLC, a company incorporated in England and Wales, Seller and Buyer.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect on the date hereof in the State of Delaware.

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EXHIBIT D

UCC FINANCING STATEMENT

A.	Name & phone of contact at filer

B.	Send acknowledgement to:

Wendy L Walter Esq. Morris, Nichols, Arsht & Tunnell 1201 N.Market Street PO Box 1347 Wilmington, DE 19899-1347

1.	Debtors exact full legal name

1a	Organisation’s name
BNAC, Inc

1b	Individual’s last name

First name

Middle name

Suffix

1c	Mailing address
c/o CSFB Global Opportunities Partners, L.P., Eleven Madison Ave., 16th Floor

City
New York

State
NY

Postal Code
10010

Country
USA

1d	Tax ID# SSN or EIN

1e	Type of organisation
Corporation

1f	Jurisdiction of organisation
Delaware

1g	Organisational ID#

2	Additional debtor’s exact full legal name

2a	Organisation’s name

2b	Individual’s last name

First name

Middle name

Suffix

2c	Mailing address

City

State

Postal code

Country

2d	Tax ID# SSN or EIN

2e	Type of organisation

2f	Jurisdiction of organisation

2g	Organisational ID#

3.	Secured party’s name (or name of total assignee of assignor S/P)

3a	Organisation’s name
ICI Americas Inc.

3b	Individual’s last name

First name

Middle name

Suffix

3c	Mailing address
10 Finderne Avenue

City
Bridgewater
State
NJ

Postal Code
08807

Country
USA

4.	This financing statement covers the following collateral:

All of Debtor’s right, title and interest in, to and under all of the issued and outstanding capital stock of ICI Alta Inc., a Delaware corporation (the “Alta Interest”). This financing statement is being filed for precautionary purposes with respect to Debtor’s contractual rights and obligation to purchase, on or prior to May 15, 2003, all of Secured Party’s right, title and interest in, to and under the Alta Interest pursuant to the terms of the Sale and Purchase Agreement dated as of June 14, 2002 by and among Debtor, CSFB Global Opportunities Partners, L.P., Secured Party, ICI Alta Inc., Imperial Chemical Industries PLC and ICI Finance PLC.

5.	Alternative designation
Lessee/lessor
consignee/consignor
bailee/baillor
X seller/buyer
Non-UCC filing
ag. Lien

6.	This financing statement is to be filed (for record) (or recorded) in the real estate records

7.	Check to request search report(s) on debtor(s)
All debtors Debtor 1 Debtor 2

8.	Optional filer reference data

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SCHEDULE 1

ALTA INTEREST FMV DETERMINATION

1.	If the Buyer and ICI Americas fail to agree upon the Alta Interest FMV within the 60-day period referred to in Section 3.02(e) of this Agreement, pursuant to Section 3.02(f) of this Agreement, the Alta Interest FMV shall be determined by an Expert. Determination of the Alta Interest FMV shall be referred to an independent expert to be agreed between the Buyer and ICI Americas within 10 Business Days of the end of the 60-day period referred to in Section 3.02(f). Failing such agreement, the determination of the Alta Interest FMV shall be referred to the mergers and acquisitions (or equivalent) department of an internationally-recognized firm of public accountants independent of the Buyer and its Affiliates, on the one hand, and ICI Americas and its Affiliates, on the other hand, and with significant experience in the chemical industry, such firm to be appointed upon the request in writing of either party (which request shall be copied to the other party) by the President for the time being of the American Institute of Certified Public Accountants) (the “Expert”), and the Expert shall be requested to make its determination of the Alta Interest FMV within a period of 30 days after the deadline for submissions to be made by the Buyer and ICI Americas pursuant to clause 4(a) of this Schedule 1, or as soon as practicable, and in any event by no later than 60 days after such deadline.

2.	(a) No later than 30 days following the Valuation Date, (i) HSCC shall, or shall cause HIH to, provide the Buyer and ICI Americas with a copy of financial statements of the HIH Group for the most recent interim-month period (and, if applicable, the most recent fiscal quarter) immediately preceding the Valuation Date prepared in accordance with the rules relating to the preparation of a Report on Form 10-Q under the 1934 Act, and (ii) to the extent that ICI Alta has any assets or liabilities other than the HIH Interest and the rights and obligations under the contracts and agreements related thereto, ICI Alta and ICI Americas shall provide the Buyer with appropriate financial information concerning ICI Alta for the most recent interim-month period ending on the Valuation Date.

(b) Concurrently with the delivery of the information described in clause 2(a) of this Schedule 1, HSCC shall procure that the HIH Group will supply the Buyer and ICI Americas (and their respective professional advisors, subject to customary confidentiality undertakings) with all historic and future information reasonably requested by the Buyer and/or ICI Americas for the purposes of arriving at their respective valuations, including, among other things, detailed historical and forecast financial

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information for the HIH Group and its business units, together with underlying explanations and assumptions. Such information shall be supplied to the Expert (as defined below), if appointed, subject to customary confidentiality undertakings (such information, together with the information described in clause 2(a) of this Schedule 1, the “Information Package”).

3.	From the date on which the Information Package is delivered to the Buyer and to ICI Americas pursuant to clause 2 of this Schedule 1, if applicable, until the date on which the Alta Interest FMV has been finally determined in accordance with this Schedule 1, either the Buyer or ICI Americas shall have the right to request, and HSCC shall procure that the HIH Group Members cooperate in providing to the Buyer and ICI Americas any such further information as either may reasonably require for this purpose from the HIH Group and, having given reasonable notice and during normal business hours, to discuss reasonable queries with senior operational executives of the HIH Group and its business units; provided that the Buyer and ICI Americas shall have been afforded the opportunity to participate in such discussions.

4.	(a) Within 10 Business Days of the appointment of the Expert, each of the Buyer and ICI Americas shall submit in writing to the Expert (i) its proposed determination of the Alta Interest FMV, (ii) a list of factors which it believes to be relevant in the determination of the Alta Interest FMV and (iii) the reasons for that proposed value. In addition, each party shall at the same time deliver to the other a copy of any submission or information supplied by the Buyer or ICI Americas to the Expert. Each of the Buyer and ICI Americas shall have an opportunity to make further submissions in writing to the Expert in respect of any submission or information provided to the Expert by the other party, copies of which shall be simultaneously provided to the other party.

(b) The Expert shall then make its own determination (having requested such further information from the Buyer, ICI Americas and/or the HIH Group as it shall require) of the Alta Interest FMV.

5.	The Expert shall certify to each of the Buyer and ICI Americas (a) that, having considered the respective submissions of the Buyer and ICI Americas, it has made its own determination of the Alta Interest FMV according to the principles of this Schedule 1 and (b) the proposed value of which of the Buyer or ICI Americas it determines to be closer to the Alta Interest FMV. The value proposed by the Buyer or ICI Americas so certified by the Expert shall thereupon be deemed to be the Alta Interest FMV.

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6.	The party whose proposed value of the Alta Interest FMV was not certified by the Expert to be the Alta Interest FMV shall bear the costs of the Expert’s determination.

7.	The Expert shall act as an expert and not as an arbitrator and its determination shall be final and binding upon the Buyer and ICI Americas in the absence of manifest error. The Expert shall have no liability to either the Buyer or ICI Americas in respect of its determination.